                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  ==============


================================================================================

                               PURCHASE AGREEMENT

                                      among

                              GLOBAL CROSSING LTD.,
                           ASIA GLOBAL CROSSING LTD.,
                  GLOBAL CROSSING NORTH AMERICA HOLDINGS INC.,
                SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED,
                              IXNET HONG KONG LTD.
                                       and
                   ASIA GLOBAL CROSSING (SINGAPORE) PTE LTD.,

                                 as the Sellers,

                                       and

                         GS CAPITAL PARTNERS 2000, L.P.,
                    GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,
              GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG,
              BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.,
                  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
                                       and
                          STONE STREET FUND 2000, L.P.
                                       and
                            GS IPC Acquisition Corp.

                                    as Buyer

                          Dated as of November 16, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I DEFINITIONS, RULES OF CONSTRUCTION AND DOCUMENTARY
     CONVENTIONS ......................................................    1

     SECTION 1.1.  Definitions ........................................    1

ARTICLE II PURCHASE AND SALE ..........................................    1

     SECTION 2.1.  Purchase and Sale of the Shares ....................    1
     SECTION 2.2.  Purchase and Sale of the Assets ....................    2
     SECTION 2.3.  Determination of Closing Date Net Working Capital
                    Amount ............................................    2
     SECTION 2.4.  Adjustments ........................................    4
     SECTION 2.5.  Allocation of Purchase Price .......................    5

ARTICLE III THE CLOSING ...............................................    5

     SECTION 3.1.  Closing Date .......................................    5
     SECTION 3.2.  Transactions to be Effected at the Closing .........    6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS ..............    7

     SECTION 4.1.  Corporate Existence and Power ......................    7
     SECTION 4.2.  Authorization ......................................    7
     SECTION 4.3.  Consents ...........................................    8
     SECTION 4.4.  Noncontravention ...................................    8
     SECTION 4.5.  The Shares and the Assets ..........................    8
     SECTION 4.6.  Brokers and Intermediaries .........................    8
     SECTION 4.7.  Real Property ......................................    8
     SECTION 4.8.  Sufficiency of Assets ..............................    9
     SECTION 4.9.  IPC Contract Guarantees ............................    9
     SECTION 4.10. IPC Guaranteed Debt ................................    9

ARTICLE V REPRESENTATIONS AND WARRANTIES OF GC, ASIA GC, GC NORTH
     AMERICA AND SATURN ...............................................   10

     SECTION 5.1.  Organization and Standing ..........................   10
     SECTION 5.2.  Capital Stock and Share Capital of the Companies ...   10
     SECTION 5.3.  Subsidiaries .......................................   11
     SECTION 5.4.  Financial Statements. ..............................   11
     SECTION 5.5.  Absence of Certain Changes .........................   12
     SECTION 5.6.  Litigation .........................................   14
     SECTION 5.7.  Compliance with Applicable Laws ....................   14
     SECTION 5.8.  Material Contracts .................................   14
     SECTION 5.9.  Intellectual Property ..............................   15
     SECTION 5.10. Benefit Plans ......................................   16
     SECTION 5.11. Taxes ..............................................   19

                                                                           Page
                                                                           ----
     SECTION 5.12.  Environmental Matters ................................   20
     SECTION 5.13.  Insurance ............................................   21
     SECTION 5.14.  Major Customers and Suppliers ........................   22
     SECTION 5.15.  Labor Matters ........................................   22
     SECTION 5.16.  Product Warranty .....................................   22
     SECTION 5.17.  Fairness Opinions ....................................   23
     SECTION 5.18.  Certain IPC Entity Guarantees and Obligations ........   23

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYER ...................   23

     SECTION 6.1.   Organization and Existence ...........................   23
     SECTION 6.2.   Authorization ........................................   23
     SECTION 6.3.   Consent and Filings ..................................   23
     SECTION 6.4.   Noncontravention .....................................   24
     SECTION 6.5.   Litigation ...........................................   24
     SECTION 6.6.   Brokers and Intermediaries ...........................   24
     SECTION 6.7.   Investment Intent ....................................   24
     SECTION 6.8.   Investigation ........................................   24
     SECTION 6.9.   Funding ..............................................   24

ARTICLE VII COVENANTS ....................................................   25

     SECTION 7.1.   Conduct of the Business ..............................   25
     SECTION 7.2.   Access to Information ................................   25
     SECTION 7.3.   Regulatory Filings; Cooperation ......................   25
     SECTION 7.4.   Post-Closing Books and Records .......................   27
     SECTION 7.5.   Expenses .............................................   27
     SECTION 7.6.   [INTENTIONALLY OMITTED] ..............................   27
     SECTION 7.7.   Assumption of Litigation .............................   27
     SECTION 7.8.   Cash Balance; Intercompany Accounts ..................   27
     SECTION 7.9.   Use of Names and Logos ...............................   29
     SECTION 7.10.  Benefit Plans ........................................   30
     SECTION 7.11.  Network and Transition Services Agreement ............   32
     SECTION 7.12.  Non Solicitation .....................................   32
     SECTION 7.13.  Insurance Matters ....................................   33
     SECTION 7.14.  Non-Competition; Confidentiality. ....................   33
     SECTION 7.15.  Termination of Guarantees ............................   34
     SECTION 7.16.  [INTENTIONALLY OMITTED] ..............................   34
     SECTION 7.17.  Further Assurances ...................................   34
     SECTION 7.18.  Delivery of Certain Financial Statements .............   34
     SECTION 7.19.  Obtaining Tibco License ..............................   35
     SECTION 7.20.  Removal of Liens .....................................   35
     SECTION 7.21.  Foreign Operations ...................................   35
     SECTION 7.22.  Connecticut Transfer Act .............................   35

ARTICLE VIII CONDITIONS TO CLOSING .......................................   35

     SECTION 8.1.   Conditions to Obligation of the Buyer ................   35

                                                                           Page
                                                                           ----
     SECTION 8.2.   Conditions to Obligation of the Sellers ..............   36

ARTICLE IX INDEMNIFICATION ...............................................   37

     SECTION 9.1.   Indemnification by the Sellers Other than for
                     Tax Matters .........................................   37
     SECTION 9.2.   Indemnification by the Buyer .........................   37
     SECTION 9.3.   Indemnification Procedures for Claims Other than
                     Tax Matters .........................................   37
     SECTION 9.4.   Tax Indemnification ..................................   40
     SECTION 9.5.   Limitations Upon Indemnification .....................   42
     SECTION 9.6.   Computation of Indemnifiable Losses ..................   43
     SECTION 9.7.   Scope of Representations and Warranties ..............   44
     SECTION 9.8.   Application of Holdback Account ......................   44

ARTICLE X TERMINATION, AMENDMENT AND WAIVER ..............................   44

     SECTION 10.1.  Termination ..........................................   44
     SECTION 10.2.  Amendments and Waivers ...............................   45

ARTICLE XI TAX MATTERS ...................................................   45

     SECTION 11.1.  Tax Matters ..........................................   45

ARTICLE XII MISCELLANEOUS ................................................   49

     SECTION 12.1.  Notices ..............................................   49
     SECTION 12.2.  Severability .........................................   51
     SECTION 12.3.  Counterparts .........................................   51
     SECTION 12.4.  Entire Agreement; No Third Party Beneficiaries .......   51
     SECTION 12.5.  Governing Law ........................................   51
     SECTION 12.6.  Consent to Jurisdiction ..............................   51
     SECTION 12.7.  Publicity ............................................   52
     SECTION 12.8.  Assignment ...........................................   52
     SECTION 12.9.  Obligations of GS Funds ..............................   52


                                    Schedules
                                    ---------

Schedule 2.2(a)(i)          IXnet HK Assets
Schedule 2.2(a)(ii)         AGC Singapore Assets
Schedule 4.3                Consents and Filings
Schedule 4.4                Noncontravention
Schedule 4.5                Liens
Schedule 4.7(b)             Real Estate Leases
Schedule 4.8                Excluded Assets
Schedule 4.9                IPC Contract Guarantees
Schedule 4.10               IPC Guaranteed Debt
Schedule 5.1                Foreign Qualifications

Schedule 5.2              Capitalization of the Companies
Schedule 5.3              Subsidiaries
Schedule 5.4              Financial Statements
Schedule 5.4(c)           Material Exceptions to GAAP
Schedule 5.5              Certain Changes
Schedule 5.5(iv)          Claims
Schedule 5.5(viii)        Capital Expenditures
Schedule 5.5(ix)          Affiliate Contracts
Schedule 5.5(x)           Adoption or Amendment of IPC Plans
Schedule 5.5(xvi)         Power of Attorney
Schedule 5.6              Litigation
Schedule 5.7(a)           Compliance with Applicable Laws
Schedule 5.7(b)           Permits
Schedule 5.8              Material Contracts
Schedule 5.9(a)           Intellectual Property
Schedule 5.9(b)           Intellectual Property Exceptions
Schedule 5.10(a)          Benefit Plans
Schedule 5.10(d)          Claims Under Benefit Plans
Schedule 5.10(f)          Acceleration of Benefits
Schedule 5.11             Taxes
Schedule 5.11(b)          Tax Proceedings
Schedule 5.11(c)          Availability of Tax Materials
Schedule 5.11(d)          Entity Classification
Schedule 5.12(a)(i)       Environmental Compliance Exceptions
Schedule 5.12(a)(ii)      Environmental Permit Exceptions
Schedule 5.12(a)(iii)     Environmental Hazardous Substances Exceptions
Schedule 5.12(a)(iv)      Environmental Claim Exceptions
Schedule 5.13             Insurance
Schedule 5.14(a)          Customers
Schedule 5.14(b)          Suppliers
Schedule 5.15             Labor Matters
Schedule 5.16             Product Warranty
Schedule 6.3              Consents and Filings
Schedule 7.1              Exceptions to Conduct of Business
Schedule 7.9(a)           Names and Logos
Schedule 7.10(g)          List of IPC Employees
Schedule 7.10(g)-1        List of Change in Control Severance Agreements
Schedule 7.12             Non Solicitation Exceptions
Schedule A-1              Key Persons

Exhibit A                 Transfer Agreement
Exhibit B                 Network and Transition Services Agreement

          PURCHASE AGREEMENT dated as of November 16, 2001 among GLOBAL CROSSING LTD. ("GC"), a Bermuda corporation, ASIA GLOBAL CROSSING LTD. ("ASIA GC"), a
       --                                                       -------
Bermuda corporation, GLOBAL CROSSING NORTH AMERICA HOLDINGS INC. ("GC North
                                                                   --------
America"), a Delaware corporation, SATURN GLOBAL NETWORK SERVICES HOLDINGS
-------
LIMITED ("Saturn"), a company incorporated under the laws of the United Kingdom,
          ------
IXNET HONG KONG LTD. ("IXnet HK"), a Hong Kong corporation, ASIA GLOBAL CROSSING
                       --------
(SINGAPORE) PTE LTD., a Singapore corporation ("AGC Singapore") (each a "Seller"
                                                -------------            ------
and, collectively, the "Sellers"), GS CAPITAL PARTNERS 2000, L.P., GS CAPITAL
                        -------
PARTNERS 2000 OFFSHORE, L.P., GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG, BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P., GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P. and STONE STREET FUND 2000, L.P. (collectively the "GS
                                                                             --
Funds") and GS IPC ACQUISITION CORP., a Delaware corporation (the "Buyer").
-----                                                              -----

          WHEREAS, the Buyer desires to purchase and the Sellers desire to sell or cause to be sold to the Buyer (i) all issued and outstanding shares of common stock, par value $.01 per share (the "IPC Inc. Shares"), of IPC Information
                                      ---------------
Systems, Inc., a Delaware corporation ("IPC Inc."), (ii) all of the issued and
                                        --------
outstanding ordinary shares, par value $1.00 per share (the "IPC Trading Systems
                                                             -------------------
Shares", together with the IPC Inc. Shares, the "Shares"), of Asia Global
------                                           ------
Crossing IPC Trading Systems Australia Pty Ltd., an Australian corporation ("IPC
                                                                             ---
Trading Systems"; together with IPC Inc., the "Companies" and each a "Company"),
---------------                                ---------              -------
and (iii) certain assets related to the operation of the business of the Companies, all as hereinafter set forth; and

          NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                     DEFINITIONS, RULES OF CONSTRUCTION AND
                     --------------------------------------
                             DOCUMENTARY CONVENTIONS
                             -----------------------

          SECTION 1.1.  Definitions. Defined terms used in this Agreement have
                        -----------
the meanings ascribed to them by definition in this Agreement or in Appendix A, which also specifies the Sections of this Agreement in which each definition appears and includes rules of construction with respect thereto.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

          SECTION 2.1.  Purchase and Sale of the Shares. (a) Upon the terms and
                        -------------------------------
subject to the conditions of this Agreement, GC North America shall sell, transfer and deliver (and GC shall cause to be sold, transferred and delivered) to the Buyer, and the Buyer shall purchase, the IPC Inc. Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind, for an aggregate purchase price of $337.5 million in cash (the "IPC Inc. Shares Purchase Price") less the Holdback Amount
                      ------------------------------
(if any), payable pursuant to Section 3.2(b)(i).

          (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, Saturn shall sell, transfer and deliver to the Buyer (and GC and Asia GC shall cause to be sold, transferred and delivered), and the Buyer shall purchase, the IPC Trading Systems Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind, for the IPC Trading Systems Shares Purchase Price (together with the IPC Inc. Shares Purchase Price, the "Shares Purchase Price"), payable pursuant to Section
                            ---------------------
3.2(b)(ii).

          SECTION 2.2.  Purchase and Sale of the Assets. (a) (i) Upon the terms
                        -------------------------------
and subject to the conditions of this Agreement, at the Closing, IXnet HK shall sell, convey, transfer, assign and deliver (and Asia GC shall cause to be sold, conveyed, transferred, assigned and delivered) to the Buyer, and the Buyer shall purchase, all right, title and interest of such Seller in and to the assets and properties listed on Schedule 2.2(a)(i) (the "IXnet HK Assets").
                                              ---------------

          (ii) Upon the terms and subject to the conditions of this Agreement, at the Closing, AGC Singapore shall sell, convey, transfer, assign and deliver (and Asia GC shall cause to be sold, conveyed, transferred, assigned and delivered) to the Buyer, and the Buyer shall purchase, all right, title and interest of AGC Singapore in and to the assets and properties listed on Schedule 2.2(a)(ii) (the "AGC Singapore Assets";
                                                    --------------------
     together with the IXnet HK Assets, the "Assets").
                                             ------

          (b) (i) IXnet HK Assets Purchase Price shall be determined in accordance with Section 2.5 and shall be payable pursuant to Section 3.2(b)(iii).

          (ii) AGC Singapore Assets Purchase Price (together with the IXnet HK Assets Purchase Price, the "Assets Purchase Price") shall be determined in
                                 ---------------------
     accordance with Section 2.5 and shall payable pursuant to Section
     3.2(b)(iv).

          (iii) The Assets shall be sold, conveyed, transferred, assigned and delivered pursuant to a Transfer Agreement substantially in the form of Exhibit A (the "Transfer Agreement") to be executed (upon the terms and
                     ------------------
     subject to the conditions hereof) on the Closing by the Buyer, IXnet HK and AGC Singapore selling, conveying, transferring, assigning and delivering the Assets.

          SECTION 2.3. Determination of Closing Date Net Working Capital Amount.
                       --------------------------------------------------------
(a) As promptly as practicable following the Closing Date (but not later than 90 days after the Closing Date), the Buyer shall:

          (i) prepare, in accordance with GAAP (applied in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures), except for the exceptions thereto identified on Schedule 5.4(c), a combined balance sheet of the Companies and their respective Subsidiaries as of the close of business on the Closing Date (the "Preliminary Closing Date Balance Sheet"); and
      --------------------------------------

          (ii) deliver to the Sellers a certificate executed by the Buyer setting forth or attaching the Preliminary Closing Date Balance Sheet and the Sellers' calculation of (A) the amount of "working capital" of the Companies and their respective Subsidiaries (as defined in Section 2.3(d)) as of the Closing Date ("Preliminary Closing Date Net Working Capital
                              --------------------------------------------
     Amount"), (B) the amount of customer advances related to maintenance
     ------
     contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Preliminary Deferred Maintenance Revenue Amount"), (C) the
                    -----------------------------------------------
     amount of customer advances related to uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date (the "Preliminary Deferred Turret Revenue Amount") and (D) the amount of
           ------------------------------------------
     costs incurred on uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Preliminary
                                                            -----------
     Work-In-Process Amount," together with the Preliminary Closing Date Net
     ----------------------
     Working Capital Amount, the Preliminary Deferred Turret Revenue Amount and the Preliminary Deferred Maintenance Revenue Amount, the "Preliminary
                                                               -----------
     Amounts"), each as derived from the Preliminary Closing Date Balance Sheet.
     -------

          (b) The Sellers shall have 30 business days following receipt of the certificate referenced in Section 2.3(a) (the "Review Period") in which to
                                               -------------
review the Preliminary Closing Date Balance Sheet and Preliminary Amounts. In connection therewith, the Sellers and their authorized representatives (including outside accountants) shall have reasonable access to all relevant books and records and employees of the Companies and any Subsidiaries to the extent required to complete such review. In the event the Sellers do not object to the contents of the Preliminary Closing Date Balance Sheet and Preliminary Amounts prior to expiration of the Review Period, (i) such balance sheet shall become the definitive balance sheet of the Companies as of the Closing Date (the "Closing Date Balance Sheet"), (ii) the Preliminary Closing Date Working Capital
 --------------------------
Amount shall become the "Closing Date Net Working Capital Amount", (iii) the
                         ---------------------------------------
Preliminary Deferred Maintenance Revenue Amount shall become the "Closing Date
                                                                  ------------
Deferred Maintenance Revenue Amount," (iv) the Preliminary Deferred Turret
-----------------------------------
Revenue Amount shall become the "Closing Date Deferred Turret Revenue Amount"
                                 -------------------------------------------
and (v) the Preliminary Work-In-Process Amount shall become the "Closing Date
                                                                 ------------
Work-In-Process Amount," each for the purposes of determining the adjustments
----------------------
(if any) specified in Section 2.4 of this Agreement. In the event the Sellers object to the Preliminary Closing Date Balance Sheet and any or all of the Preliminary Amounts, the Sellers shall send a written notice to the Buyer specifying its objections in reasonable detail and the basis therefore, prior to expiration of the Review Period ("Objection Notice"). During the 15 business day
                                  ----------------
period following the Buyer's receipt of the Objection Notice (the "Resolution
                                                                   ----------
Period"), Buyer and the Sellers shall attempt to resolve the differences
------
specified in the Objection Notice and any resolution by them (evidenced in writing) of such differences shall be final, binding and conclusive.

          (c) If at the conclusion of the Resolution Period any amounts remain in dispute, then the amounts so in dispute (the "Disputed Items") shall be
                                                 --------------
submitted to a firm of independent public accountants (the "Arbitrator")
                                                            ----------
mutually selected by the Sellers and Buyer within ten business days after the expiration of the Resolution Period. The Arbitrator shall determine and resolve, by independent review, the Disputed Items, in accordance with GAAP (applied in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures), except for the exceptions identified on Schedule 5.4(c). The Arbitrator's determination shall be made within 30 business days of its selection, shall be set forth in a written statement delivered to the Sellers and Buyer and shall be final, binding and conclusive on the parties hereto. The Preliminary Closing Date Balance Sheet and the Preliminary Amounts shall be adjusted to reflect all agreed upon changes and the resolution of all Disputed Items by the Arbitrator. The Preliminary Closing Date Balance Sheet, as so adjusted, shall become the Closing Date Balance Sheet; the Preliminary Closing Date Working Capital Amount, as so adjusted, shall be the "Closing Date Net Working Capital Amount"; the
                        ---------------------------------------
Preliminary Deferred Maintenance Revenue Amount shall become the "Closing Date
                                                                  ------------
Deferred Maintenance Revenue Amount"; and the Preliminary Deferred Turret
-----------------------------------
Revenue Amount shall become the "Closing Date Deferred Turret Revenue Amount"
                                 -------------------------------------------
and Preliminary Work-In-Process shall become the "Closing Date Work-In-Process",
                                                  ----------------------------
each for the purposes of determining the adjustments (if any) specified in
Section 2.4. All fees and expenses of the Arbitrator shall be paid one-half by Buyer and one-half by the Sellers.

          (d) For purposes of Sections 2.3 and 2.4, the amount of "working capital" of the Companies and their respective Subsidiaries as of any point of time shall mean (A) the combined total current assets (excluding Cash Balance, intercompany assets, deferred tax assets and costs incurred on uncompleted installation contracts) of the Companies and their Subsidiaries as of such point in time minus (B) the combined total current liabilities (excluding intercompany
        -----
liabilities, deferred tax liabilities and customer advances related to uncompleted installation contracts and maintenance contracts) of the Companies and their Subsidiaries as of such point in time; in each case in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures.

          SECTION 2.4. Adjustments. Promptly (but not later than five days)
                       -----------
after the determination of the Closing Date Net Working Capital Amount, Closing Date Deferred Maintenance Revenue Amount, Closing Date Deferred Turret Revenue Amount and Closing Date Work-In-Process Amount, each pursuant to Section 2.3:

          (a) (i) if the Closing Date Net Working Capital Amount exceeds the "working capital" of the Companies and their Subsidiaries as of the date of the Reference Balance Sheet (the "Reference Net Working Capital Amount"),
                                       ------------------------------------
     Buyer shall pay to the Sellers, by wire transfer of immediately available funds to such bank accounts of the Sellers as the Sellers shall designate in writing to Buyer, an aggregate amount equal to the excess of the Closing Date Net Working Capital Amount over the Reference Net Working Capital Amount (the "Additional Net Working Capital") plus interest on such excess
                  ------------------------------
     from the Closing Date to the date of payment thereof at the Agreed Rate; or

          (ii) if the Closing Date Net Working Capital Amount is less than the Reference Net Working Capital Amount, the Sellers shall pay to Buyer, by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to the Sellers, an aggregate amount equal to the Reference Net Working Capital Amount less the Closing Date Net Working Capital Amount (the "Excess New Working Capital") plus interest on
                                  --------------------------
     such amount from the Closing Date to the date of payment thereof at the Agreed Rate.

          (iii) for avoidance of doubt, Sections 2.4(a)(i) and (ii) are intended to work in conjunction with Section 7.8(e) to avoid duplication of payments and underpayments. To illustrate, the amount of the account receivable relating to an undeposited check shall not be included in "working capital" as the Sellers received the benefit of such check under Section 7.8 and the amount of the account payable relating to a check written by an IPC Entity which has not been deposited by the payee thereof shall be reduced by the amount of such check for the purposes of calculating "working capital" as the Sellers did not receive the cash supporting that check under Section 7.8.

          (b) If the Closing Date Deferred Maintenance Revenue Amount exceeds the amount of customer advances related to maintenance services of the Companies and their respective Subsidiaries as of the date of the Reference Balance Sheet, the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank account of the Buyer as the Buyer shall designate in writing to the Sellers, an aggregate amount equal to such excess (the "Deferred
                                                               --------
Maintenance Revenue Adjustment").
------------------------------

          (c) If the amount of the Closing Date Deferred Turret Revenue Amount less the Closing Date Work-In-Process Amount exceeds the customer advances related to installation services as of the date of the Reference Balance Sheet less the costs incurred on uncompleted installation contracts of the Companies and their respective Subsidiaries as reflected in the Reference Balance Sheet, then the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank accounts of the Buyer, as the Buyer shall designate in writing to the Sellers, an aggregate amount equal to such excess (the "Deferred Turret Revenue Adjustment").
 ----------------------------------

          (d) The Purchase Price Adjustment shall be allocated among the Shares in the same proportion as the Purchase Price (prior to the adjustments under this Section 2.4) was allocated among the Shares on the Closing Date.

          SECTION 2.5. Allocation of Purchase Price. The IPC Trading Systems
                       ----------------------------
Shares Purchase Price, the IXnet HK Assets Purchase Price and the AGC Singapore Assets Purchase Price shall be mutually agreed upon by Asia GC and the Buyer prior to the Closing; provided that the sum of the IPC Trading Systems Shares Purchase Price, the IXnet HK Assets Purchase Price and the AGC Singapore Assets Purchase Price shall be $22,500,000.

                                   ARTICLE III

                                   THE CLOSING
                                   -----------

          SECTION 3.1. Closing Date. The closing of the transactions pursuant
                       ------------
hereto (hereinafter called the "Closing") shall take place at the offices of
                                -------
Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York at 10:00 a.m., local time, on the second business day following the satisfaction or waiver of the conditions set forth in Article VIII, or at such other time, date and place as shall be fixed by agreement of the parties hereto (the date on which the Closing actually occurs being hereinafter referred to as the "Closing
                                                                        -------
Date").
----

          SECTION 3.2. Transactions to be Effected at the Closing. At the
                       ------------------------------------------
Closing:


          (a) (i) GC North America shall deliver to the Buyer certificates representing the IPC Inc. Shares, duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

          (ii) Saturn shall deliver to the Buyer certificates representing the IPC Trading Systems Shares, and a duly executed form of transfer in respect to those shares and (if the Buyer so requires) an irrevocable power of attorney in the agreed form duly executed by Saturn in favor of the Buyer or its nominee(s) to enable the Buyer (pending registration of the relevant transfers) to exercise all voting and other rights attaching to the IPC Trading Systems Shares and to appoint proxies for this purpose;

          (b) (i) the Buyer shall deliver to GC North America payment of the IPC Inc. Shares Purchase Price in immediately available funds less the Holdback Amount in accordance with Section 3.3;

          (ii) the Buyer shall deliver to Saturn payment of the IPC Trading Shares Purchase Price in immediately available funds;

          (iii) the Buyer shall deliver to IXnet HK payment of the IXnet Assets Purchase Price in immediately available funds; and

          (iv) the Buyer shall deliver to AGC Singapore payment of the AGC Singapore Assets Purchase Price in immediately available funds; and

          (c) (i) the Buyer, IXnet HK and AGC Singapore shall execute and deliver to the other parties thereto the Transfer Agreement.

          (ii) the Buyer and an Affiliate of the applicable Sellers shall execute and deliver to the other parties the Network and Transition Services Agreement.

Holdback of Purchase Price. Notwithstanding anything to the contrary in Articles II and III, the Buyer may withhold from the IPC Inc. Shares Purchase Price payable at the Closing an amount equal to the sum of (1) the amount of the liabilities (including principal and interest) owing under the IPC Guaranteed Debt set forth in the certificate delivered pursuant to Section 8.1(g) hereof and (2) the amount of liabilities incurred by the Sellers and their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by the IPC Contract Guarantees (such sum, the "Holdback Amount"). Concurrent with the Closing, the Buyer shall deposit an amount equal to the Holdback Amount in a segregated, interest bearing account in the Buyer's name with a bank of nationally-recognized standing (the "Holdback Account"). The Buyer may not withdraw any amount in the Holdback Account except as provided in this Section 3.3. GC North America acknowledges that it has no right, title or interest (legal or beneficial) in the funds so deposited. Upon receipt of evidence reasonably satisfactory to the Buyer that (i) the IPC Guaranteed Debt in whole or in part has been paid, discharged or otherwise satisfied or that the IPC Entities have been fully and unconditionally released in whole or in part from any such IPC Guaranteed Debt, (ii) the IPC Contract Guarantees or the contracts guaranteed by the IPC Contract Guarantees have been terminated in whole or in part (and, if in whole or in part, all amounts outstanding relating thereto have been have satisfied) or (iii) the tax liability set forth on
Schedule 5.11(b) relating to certain New York State taxes (the "Scheduled Tax Liability") has been paid, discharged or otherwise satisfied, the Buyer shall promptly pay GC North America an amount equal to (x) the amount of any IPC Guaranteed Debt so paid, discharged or otherwise satisfied or for which a full and unconditional release has been obtained or (y) the amount of liabilities incurred by the Sellers or their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by any of the IPC Contract Guarantees so satisfied in whole or in part, provided, however, if the Scheduled Tax Liability has not been paid, discharged or otherwise satisfied in full the Buyer shall not be obligated to pay any amount to GC North America pursuant to this Section 3.3 until the amounts pursuant to
(x) and (y) above exceed an amount equal to the Scheduled Tax Liability and any additional interest accrued thereon, and provided, further, at such time as the Scheduled Tax Liability and any additional interest accrued thereon is paid, discharged or otherwise satisfied, any amount not paid pursuant to the prior proviso shall be paid to GC North America. In the event that the Buyer or any of its Affiliates makes any payment to GC North America pursuant to this Section
3.3 or any third party receives any amounts from the Buyer or any of its Affliliates with respect to the IPC Guaranteed Debt or the IPC Contract Guarantees, the Buyer may withdraw funds from the Holdback Account in an amount equal to the amount so paid or collected.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------

          GC, on behalf of itself and the other Sellers hereby represents and warrants; Asia GC, on behalf of itself, Saturn, IXnet HK and AGC Singapore hereby represents and warrants; GC North America, on behalf of itself, hereby represents and warrants; Saturn, on behalf of itself, hereby represents and warrants; IXnet HK, on behalf of itself, hereby represents and warrants; and AGC Singapore, on behalf of itself, hereby represents and warrants; to the Buyer as follows:

          SECTION 4.1. Corporate Existence and Power. The applicable Seller is a
                       -----------------------------
corporation duly incorporated, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization and has all corporate power required to consummate the transactions contemplated hereby.

          SECTION 4.2. Authorization. The execution, delivery and performance by
                       -------------
the applicable Seller of this Agreement and consummation by such Seller of the transactions contemplated hereby are within such Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement constitutes, and each other agreement executed and delivered or to be executed and delivered by the applicable Seller pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 4.3. Consents. Except as set forth in Schedule 4.3 or as
                       --------
required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no material consent, approval, license, permit, order
              -------
or authorization (each, a "Consent") of, or registration, declaration or filing
                           -------
(each, a "Filing") with, any Governmental Entity which has not been obtained or
          ------
made by the applicable Seller is required for or in connection with the execution and delivery of this Agreement by such Seller, and the consummation by such Seller of the transactions contemplated hereby.

          SECTION 4.4. Noncontravention. Except as set forth in Schedule 4.4,
                       ----------------
the execution, delivery and performance of this Agreement by the applicable Seller does not, and the consummation by such Seller of the transactions contemplated hereby will not, (i) violate any provision of the organizational documents of such Seller, or (ii) subject to obtaining or making the Consents and/or Filings, as the case may be, referred to in Section 4.3, violate in any material respect any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any material obligation or any indebtedness for borrowed money under, or result in the imposition of any lien upon or the creation of a security interest in the Shares or the Assets pursuant to, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which such Seller is a party or by which such Seller is bound.

          SECTION 4.5. The Shares and the Assets. (a) Except as set forth on
                       -------------------------
Schedule 4.5, the applicable Seller has good and valid title to the Shares or Assets, as applicable, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind except for any liens for Taxes not yet due and payable.

          (b) All material equipment included in the Assets is in good working order and condition, ordinary wear and tear excepted, for the purposes for which it is normally used.

          SECTION 4.6. Brokers and Intermediaries. Other than J.P. Morgan
                       --------------------------
Securities Inc. and UBS Warburg LLC, no Seller has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

          SECTION 4.7. Real Property. (a) IPC Inc. has good and marketable title
                       -------------
to the property located at 42 Pequot Road, Westbrook, Connecticut (the "Westbrook Facility"), free and clear of any liens, claims, encumbrances,
 ------------------
security interests, options, charges or restrictions (collectively, the "Encumbrances") of any kind that do not unreasonably interfere with the present
 ------------
use of the property, except for liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings which have been reserved for on the Reference Balance Sheet.

          (b) Schedule 4.7(b) sets forth a list of all real estate leases, subleases, or other occupancy agreements to which any IPC Entity is a party (a "Lease"). Each Lease and each
 -----

Global Crossing Lease is in full force and effect and all rent and other material sums and charges payable thereunder by a Seller or an IPC Entity are current and its not in default in any material respect by a Seller or an IPC Entity or the respective landlord under any Lease or Global Crossing Lease exists. A complete and correct copy of each Lease and each Global Crossing Lease, including all modifications, amendments and addenda thereof, has been provided to the Buyer. Except as set forth in Schedule 4.7(b), no consent is necessary upon a change of control of the tenant of such Lease or Global Crossing Lease from the landlord or any other third party, and each Lease and each Global Crossing Lease grants the lessee under such lease the exclusive right to occupy the premises and rights demised thereunder in accordance with the terms thereof, free and clear of any Encumbrances.

          (c) The Westbrook Facility and properties covered by each Lease or Global Crossing Lease have adequate water, sewer and electric supply for its present use.

          (d) There is no pending or, to the knowledge of the Sellers, contemplated annexation or condemnation or similar proceeding affecting all or any portion of the Westbrook Facility or properties covered by a Lease or Global Crossing Lease. There is no pending or, to the knowledge of the Sellers, proposed proceeding to change or redefine the zoning classification of all or any portion of the Westbrook Facility or properties covered by a Lease or Global Crossing Lease and no pending imposition of any material assessments for which Buyer or an IPC Entity would be responsible.

          (e) The use and operation of the Westbrook Facility in the conduct of the business of the IPC Entities does not violate any instrument of record, contract or agreement, or Applicable Law affecting the Westbrook Facility. To the knowledge of the Sellers, the use and operation of the Leases and the Global Crossing Leases in the conduct of the business of the IPC Entities does not violate any instrument of record, contract or agreement, or Applicable Law affecting the Leases or the Global Crossing Leases.

          SECTION 4.8. Sufficiency of Assets. Except as set forth in Schedule
                       ---------------------
4.8, the Assets, and the assets, rights and properties owned, leased or licensed by the IPC Entities (before and after giving effect to the IXnet Restructuring Actions) constitute all the assets, rights and properties used or held for use in, and necessary to, the conduct of the Business in all material respects as conducted. Notwithstanding the foregoing, it is understood that assets providing turret connectivity provided by IXnet, Inc. and its subsidiaries and assets, rights and properties subject to Article V of the Network and Transition Services Agreement are not owned by any IPC Entity and will not be conveyed to IPC pursuant to Section 7.16.

          SECTION 4.9. IPC Contract Guarantees. Except as set forth on Schedule
                       -----------------------
4.9, no IPC Entity has entered into any guarantees (other than for borrowed money), keepwells or other support arrangements or agreements for the benefit of any Seller, any Affiliate of any Seller (other than the IPC Entities) or any third party (collectively, the "IPC Contract Guarantees").
                                -----------------------

          SECTION 4.10. IPC Guaranteed Debt. Except as set forth on Schedule
                        -------------------
4.10, no IPC Entity has entered into any agreement or arrangement for the guarantee of any borrowed money, advances, bonds, debentures, notes or similar instruments, performance bonds, liens, or any other indebtedness of Persons other than an IPC Entity (collectively, the "IPC Guaranteed Debt").
 -------------------


                                   ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF GC,
                      -------------------------------------
                      ASIA GC, GC NORTH AMERICA AND SATURN
                      ------------------------------------

          GC, on behalf of itself, represents and warrants; Asia GC, on behalf of itself, represents and warrants (in the case of a representation or warranty regarding IPC Trading Systems and its Subsidiaries (if any)); GC North America, on behalf of itself, represents and warrants (in the case of a representation or warranty regarding IPC Inc. and/or its Subsidiaries); and Saturn, on behalf of itself, represents and warrants (in the case of a representation or warranty regarding IPC Trading Systems and its Subsidiaries (if any)); as follows:

          SECTION 5.1. Organization and Standing. Except as set forth in
                       -------------------------
Schedule 5.1, each Company (a) is a corporation duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, has the corporate power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it, to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except such power, authority, franchises, licenses, permits, authorizations and approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (b) where applicable, is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification or good standing necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.2. Capital Stock and Share Capital of the Companies. (a) The
                       ------------------------------------------------
authorized (if applicable), issued and outstanding capital stock of each Company as of the date hereof is as set forth in Schedule 5.2; all of such outstanding shares of capital stock are duly authorized and validly issued, fully paid and, to the extent applicable, nonassessable and are owned beneficially by GC North America or Saturn, as the case may be, and of record (if applicable) by GC North America and Saturn, as the case may be.

          (b) Except as set forth on Schedule 5.2, (i) the Shares of each Company have not been issued in violation of any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the organizational documents of such Company, or any contract, agreement or instrument to which such Company is subject or by which it is bound; (ii) there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which either Company, GC North America or Saturn, as the case may be, is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of either Company.

          SECTION 5.3. Subsidiaries. Set forth in Schedule 5.3 is a list of all
                       ------------
the Subsidiaries of each Company. Except as set forth in Schedule 5.3, (a) each Subsidiary of the Companies is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, has the corporate power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it, to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except such power, authority, franchises, licenses, permits, authorization and approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (b) where applicable, each of such Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification or good standing necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All the outstanding shares of capital stock of such Subsidiaries are duly authorized and validly issued and outstanding, fully paid and nonassessable and owned by the respective Company. None of such outstanding shares of capital stock of such Subsidiaries have been issued in violation of any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the respective organizational documents of such Subsidiaries, or any contract, agreement or instrument to which such Subsidiary is subject or by which it is bound. There are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which any of such Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such Subsidiary.

          SECTION 5.4. Financial Statements.
                       --------------------

          (a) Attached as Schedule 5.4 are the following financial statements: the unaudited combined balance sheets of the Companies and their respective Subsidiaries (collectively, the "IPC Entities" and each, an "IPC Entity") as at
                                 ------------                ----------
September 30, 2000 and 2001 and the unaudited combined statements of operations of the Predecessor Company of the IPC Entities for the twelve-month period ended September 30, 1999 and the period from October 1, 1999 through June 14, 2000, and of the IPC Entities for the period from June 15, 2000 through September 30, 2000 and the twelve month period ended September 30, 2001; the aforementioned unaudited combined financial statements are hereinafter collectively called the "Financial Statements." For purposes of this Agreement, the "Reference Balance
                                                             -----------------
Sheet" shall mean the unaudited combined balance sheet of the IPC Entities as at
-----
September 30, 2001.

          (b) The Financial Statements have been prepared based upon the books and records of the Predecessor Company and the IPC Entities and have been prepared in accordance with the normal accounting practices as of and for the periods to which they relate of the Predecessor Company and the IPC Entities as applicable.

          (c) The Financial Statements have been prepared in accordance with GAAP consistently applied, with the material exceptions thereto identified on
Schedule 5.4(c), throughout the periods covered thereby, and fairly present, in all material respects, the financial condition and results of operations of the Predecessor Company and the IPC Entities, as applicable, as of and for the periods to which they relate. The IPC Entities have no direct or indirect liabilities, losses or obligations of any nature, whether absolute, accrued, contingent or otherwise, that would be required to be reflected on a balance sheet or the notes thereto prepared in accordance with GAAP consistently applied other than (i) liabilities reflected, accrued or reserved for in the Financial Statements; (ii) liabilities disclosed in the Schedules to this Agreement; (iii) liabilities that are not material incurred subsequent to September 30, 2001 in the ordinary course of business and not inconsistent with past practice; (iv) liabilities or performance obligations arising in the ordinary course of business (and not as a result of a breach or default by the Sellers or any IPC Entity) out of or under agreements, contracts, leases, arrangements or commitments to which the Sellers or an IPC Entity was a party as of September 30, 2001; or (v) liabilities under this Agreement.

          (d) The Sellers shall cause a nationally recognized public accounting firm to prepare audited combined balance sheets of the IPC Entities as at September 30, 2000 and 2001 and audited combined statements of operations of the Predecessor Company for the twelve-month period ended September 30, 1999 and the period from October 1, 1999 through June 14, 2000, and of the IPC Entities for the period from June 15, 2000 through September 30, 2000 and the twelve month period ended September 30, 2001 (such audited financials, including the notes thereto, the "Audited Financial Statements"). The Audited Financial Statements
              ----------------------------
shall (i) be prepared in accordance with GAAP throughout the periods covered thereby, (ii) reflect the financial position of the Predecessor Company and the IPC Entities, (iii) fairly present, in all material respects, the financial condition and results of operations as at and for the periods to which they relate and (iv) be consistent with the books and records of the Predecessor Company and the IPC Entities.

          SECTION 5.5. Absence of Certain Changes. Except as set forth in
                       --------------------------
Schedule 5.5 or as otherwise disclosed or permitted pursuant to this Agreement, since September 30, 2001, the business of the IPC Entities has been conducted in the ordinary course in all material respects and in substantially the same manner as previously conducted and none of the IPC Entities has suffered a Material Adverse Effect. Except as set forth in Schedule 5.5 or as otherwise disclosed or permitted pursuant to this Agreement, since September 30, 2001, none of the IPC Entities has:

          (i) authorized for issuance, issued, delivered, sold, pledged or otherwise encumbered any of its share capital, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (ii) granted to any IPC Employee any increase in, or additional, compensation (including, without limitation, any base pay and incentive compensation) or benefits, other than in the ordinary course of business consistent with past practice or as may be required under existing IPC Plans or Applicable Law, or entered into any employment or severance agreement or arrangement;

          (iii) made any change in any method of accounting or accounting practice or policy other than in accordance with GAAP or made any material Tax election or settled, or compromised, any material Tax liability;

          (iv) made any voluntary prepayment of any indebtedness or, on a voluntary basis, settled, compromised or waived any material claims or rights;

          (v)    amended its organizational documents;

          (vi)   redeemed or otherwise acquire any shares of its capital stock;

          (vii) merged or consolidated with any other Person or acquire all or a substantial portion of the assets or capital stock of any business or any corporation, partnership, association or other business organization or division thereof;

          (viii) made or incurred any capital expenditure (other than as contemplated under Schedule 5.5(viii)) which in the aggregate is in excess of $250,000;

          (ix) paid, loaned, dividended or advanced any amount to, or sold, transferred or leased any of its assets to, or entered into any agreement or arrangement with, any Seller or any of such Seller's Affiliates (other than (A) the IPC Entities or (B) as set forth in Schedule 5.5(ix));

          (x)    adopted or amended any IPC Plan, except (A) as set forth on
     Schedule 5.5(x), (B) as required by Applicable Law or (C) as required by an existing IPC Plan;

          (xi) modified or amended in any material manner, terminated or permitted the lapse of, any lease of, operating agreement or other agreement relating to, any real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business consistent with past practice and except for the lapse or termination of any lease or agreement in accordance with its terms);

          (xii) permitted, allowed or subjected any of its assets to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction of any nature whatsoever, other than (A) in the ordinary course of business consistent with past practice,
     (B) those restrictions existing prior to the date of this Agreement or (C) as required by Applicable Law;

          (xiii) sold, leased, licensed or otherwise disposed of any of its assets, other than in the ordinary course of business consistent with past practice;

          (xiv) incurred or assumed any material liabilities or obligations, other than in the ordinary course of business consistent with past practice, or incurred or assumed any indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness;

          (xv) suffered any material damage, destruction or casualty loss (whether or not covered by insurance);

          (xvi) except as set forth in Schedule 5.5(xvi), granted any Person a power of attorney;

          (xvii) written down inventory or accounts receivable, except in the ordinary course of business consistent with past practice; or

          (xviii) agreed to do any of the foregoing.

           SECTION 5.6. Litigation. Except as set forth in Schedule 5.6, there
                        ----------
are no actions or suits against any IPC Entity pending or, to the knowledge of the Sellers, threatened, involving a claim against any IPC Entity in excess of $500,000 or which could reasonably be expected to have a Material Adverse Effect, nor are there any judgments, decrees or orders against or binding upon any IPC Entity enjoining it in respect of, or which would prohibit, restrict, or affect in any material respect the business of the IPC Entities as currently conducted.

           SECTION 5.7. Compliance with Applicable Laws. (a) Except as set forth
                        -------------------------------
in Schedule 5.7(a), the business of the IPC Entities is being conducted in compliance in all material respects with all Applicable Laws, regulations, rules and orders of all Governmental Entities having jurisdiction over the Companies. The IXnet Restructuring Actions shall be or shall have been conducted in compliance in all material respects with Applicable Law.

           (b) The Sellers, with respect to the IPC Entities, and/or the IPC Entities, have duly obtained all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals (collectively, "Permits") necessary for the conduct of the business of the IPC
                -------
Entities; each Permit is in full force and effect; except as set forth in
Schedule 5.7(b), there are no proceedings pending or, to the knowledge of GC, Asia GC, GC North America and Saturn, threatened which may result in the revocation, cancellation, suspension or modification thereof; and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permit.

           SECTION 5.8. Material Contracts. Set forth in Schedule 5.8 is a list
                        ------------------
of the following agreements in effect on the date of this Agreement (other than the plans, arrangements and agreements set forth in Schedules 5.10 and 5.11):
(a) each commitment or agreement for the purchase of any materials, supplies or services that involves an expenditure by any IPC Entity of more than $500,000;
(b) each agreement with customers that involves annual payments to any IPC Entity of more than $250,000; (c) each agreement between any IPC Entity, on the one hand, and GC, Asia GC, GC North America or Saturn, as the case may be, or any of such Seller's Affiliates (other than the IPC Entities), on the other hand, that involves payments of more than $100,000, other than agreements that will terminate on or prior to the Closing or which are described in Section 7.11; and (d) each other commitment, agreement and instrument (including mortgages, indentures and other agreements and instruments relating to indebtedness for borrowed money) to which any IPC Entity is a party or by which it or its properties are bound that has a term of more than one year and requires annual payments by such IPC Entity of more than $250,000. Except as set forth in Schedule 5.8, (x) no IPC Entity has received notice of any default under any Material Contract, except for defaults which could not reasonably be expected to have a Material Adverse Effect, and (y) to the knowledge of GC North America and Saturn, as the case may be, each of the Material Contracts is in full force and effect and (z) no consent of any Person is necessary in order for each such Material Contract to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of termination by reason of the consummation of the transactions contemplated herein. As used in this Agreement, the term "Material Contract" means any commitment, agreement, lease, order or instrument required to be set forth on Schedules 5.8 or 5.10.

           SECTION 5.9. Intellectual Property Schedule 5.9(a) sets forth all of
                        ---------------------
the Intellectual Property owned, held or used by the IPC Entities in connection with the conduct of the business of the IPC Entities as currently conducted or currently contemplated to be conducted ("IPC Intellectual Property") which is issued by, registered or filed with, or has been submitted to, any Governmental Entity, and all material licenses, sublicenses, consent-to-use agreements and other agreements written or otherwise concerning IPC Intellectual Property to which any of the IPC Entities is a party.

           For the purpose of this Section 5.9, "Intellectual Property" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, and other source indicators, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including but not limited to research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software, databases and related items, and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

           (b) Except as set forth in Schedule 5.9(b),

             (i) the IPC Entities either (i) are the sole and exclusive owner of, with all right, title and interest in and to all IPC Intellectual Property (including but not limited to the IPC Intellectual Property set forth in Schedule 5.9(a)) free of all material encumbrances, or (ii) have rights to use all IPC Intellectual Property pursuant to license, sublicense or other contract (and is not contractually obligated to pay any compensation or grant any rights to any third party in respect thereof);

             (ii) the IPC Entities have the right to require the applicant, inventor, or author of any IPC Intellectual Property which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer ownership including all right, title and interest in and to (including any moral rights) to the IPC Entities of the application and of the registration once it issues;

             (iii) to the knowledge of the IPC Entities and Sellers, all IPC Intellectual Property which are registrations, including but not limited to, all issued patents, trademarks, service marks, copyrights and mask works, are valid and subsisting and in full force and effect;

             (iv) no claims have been asserted or, to the knowledge of Sellers and the IPC Entities, threatened by any Person, nor are the Sellers or the IPC Entities aware of any basis for any bona fide claims, challenging the ownership, legality, use, validity, enforceability or effectiveness of any of the IPC Intellectual Property;

             (v) the Sellers and the IPC Entities know of no third party interfering with, infringing upon, misappropriating, or using without authorization any IPC Intellectual Property, and no knowledge of any employee or former employee of the Sellers or the IPC Entities who has interfered with, infringed upon, misappropriated, used without authorization, or otherwise come into conflict with any IPC Intellectual Property;

             (vi) to the knowledge of the Sellers and IPC Entities, the Sellers or the IPC Entities have not infringed on, misappropriated, interfered with, or otherwise come in conflict with the Intellectual Property of third parties in the operation of the business of the IPC Entities as currently conducted, and will not infringe on, misappropriate, interfere with, or otherwise come in conflict with any Intellectual Property Right of any third party in the operation of the business of the IPC Entities as currently contemplated to be conducted;

             (vii) the IPC Intellectual Property is all the Intellectual Property, excluding patents, necessary for the ownership and unencumbered maintenance and operations of the properties, assets, and business of the IPC Entities as currently conducted or currently contemplated to be conducted in all jurisdictions. To knowledge of the Sellers and IPC Entities, the patents owned by IPC are all of the patents necessary for the ownership and unencumbered maintenance and operations of the properties, assets, and business of the IPC Entities as currently conducted or currently contemplated to be conducted in all jurisdictions;

             (viii) the transactions contemplated by this Agreement shall not alter, impair, diminish or result in the loss of any rights or interests of the IPC Entities in any IPC Intellectual Property, and all such IPC Intellectual Property will be owned or available for use by the IPC Entities on identical terms and conditions following the Closing;

             (ix) the Sellers and the IPC Entities have taken all necessary action to maintain and protect all IPC Intellectual Property; and

             (x) the Seller and the IPC Entities have not entered into any contract to indemnify any other Person for or against any charge of infringement or misappropriation of, or interference or conflict with respect to, any of the IPC Intellectual Property.

             SECTION 5.10. Benefit Plans. (a) Schedule 5.10(a) lists each
                           -------------
material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)) and all material stock purchase, stock option, consulting, severance, employment, change-in-control, termination, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether oral or written, (x) under which any current or former director or any employee or former employee of any IPC Entity, or any employee identified on Schedule 7.10(g) as an employee who is not on any IPC Entity payroll (such employees, the "IPC Employees") has any present or future right to benefits, (y) sponsored or
 -------------
maintained by any IPC Entity or (z) under which any IPC Entity is reasonably expected to have any present or future liability ("Benefit Plans"). All such
                                                   -------------
plans, agreements, programs, policies and arrangements sponsored or maintained by any IPC Entity shall be collectively referred to as the "IPC Plans". Copies (or to the extent no such copy exists, an accurate description) of the Benefit Plans and, with respect to the IPC Plans (other than the Foreign Benefit Plans), to the extent applicable: (A) the most recent determination letter, if applicable; (B) any summary plan description prepared by any IPC Entity to any IPC Employee concerning the extent of the benefits provided under an IPC Plan; and (C) with respect to each employee pension benefit plan, for the most recent year (I) the Form 5500 and attached schedules, (II) audited financial statements, and (III) actuarial valuation reports have been furnished or made available to the Buyer. Notwithstanding anything set forth herein to the contrary, however, with respect to any Benefit Plans maintained outside of the United States (the "Foreign Benefit Plans"), the Sellers shall provide a list of
                    ---------------------
all such plans to the Buyer, and shall furnish or make available copies of such Benefit Plans to the Buyer, no later than ten (10) business days after the Closing Date.

               (b) (i) Each IPC Plan has been established and administered in compliance, in all material respects, with the terms of such plan and all Applicable Laws, rules and regulations; (ii) each IPC Plan that is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; and (iii) except as would not be reasonably expected to result in a Material Adverse Effect, no event has occurred and no condition exists that would subject any IPC Entity, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations. For each IPC Plan with respect to which a Form 5500 has been filed, no "reportable event" (as such term is defined in ERISA section 4043) that would reasonably be expected to result in material liability to any IPC Entity, no "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975), nor any "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any such IPC Plan. No IPC Plan provides retiree welfare benefits and no IPC Entity has any obligations to provide any retiree welfare benefits, other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of 1995 or other Applicable Law.

               (c) There are no IPC Plans (that are not multiemployer plans) which are subject to Title IV of ERISA. With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which any IPC Entity or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) no IPC Entity or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, or, except as would not be reasonably expected to result in a Material Adverse Effect, would reasonably be expected to be subject to such liability, including by way of indemnity, if, as of the Closing Date, any IPC Entity, Kleinknecht Electric Company, Inc. (NJ), Kleinknecht Electric Company, Inc. (NY) or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

               (d) Except as set forth in Schedule 5.10(d), with respect to any IPC Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Sellers, threatened, (ii) no facts or circumstances exist that would be reasonably expected to give rise to any such actions, suits or claims, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or any other governmental agency is pending, in progress or, to the knowledge of Sellers, threatened.

               (e) Except as set forth in Schedule 5.10(e), no IPC Plan exists that, as a result of the transaction contemplated by this Agreement, could reasonably be expected to result in the payment to any IPC Employee or director of any IPC Entity of any money or other property or could result in the acceleration or provision of any other rights or benefits to any IPC Employee or director of any IPC Entity.

               (f) The level of benefits, in the aggregate, provided to the applicable IPC Employees under the applicable Foreign Benefit Plans impose no greater obligation in any material respect on the IPC Entities, taken as a whole, than the level of benefits, in the aggregate, provided to similarly situated IPC Employees in the United States under the applicable Benefit Plans, other than as may be required by Applicable Law.

               (g) Each IPC Entity (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to IPC Employees; and, (ii) except as would not, individually or in the aggregate, be reasonably expected to result in a material liability to any IPC Entity: (A) has withheld all amounts required by law or by agreement to be withheld from wages, salaries and other payments to IPC Employees; (B) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (C) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for IPC Employees. Each individual who performs services for any IPC Entity and who is a common law employee of such entity is properly classified as such for all purposes, including, but not limited to, participation in IPC Plans.

               (h) None of the IPC Entities will incur any material liability in respect of the GC layoffs that the IPC Entities implemented in August of 2001 in excess of amounts required by Applicable Law or as otherwise reserved on the Financial Statements.

               SECTION 5.11. Taxes. Except as set forth in Schedule 5.11, (a)
                             -----
all material Tax Returns required to be filed by or with respect to each of the IPC Entities have been filed. All such Tax Returns were correct and complete in all material respects. All material Taxes due and required to be paid by or with respect to each IPC Entity have been paid other than those being contested in good faith. None of the IPC Entities currently is the beneficiary of any extension of time within which to file any material Tax Returns.

               (b) None of the IPC Entities are required to include in income any adjustment pursuant to Section 481(a) or 482 of the Code or any analogous provision of state, local or foreign law as a result of any prior audit, proceeding, or agreement with any Taxing Authority (nor has any Taxing Authority proposed in writing any such adjustment). All Tax deficiencies that have been claimed, proposed, or assessed in writing against any of the IPC Entities have been fully paid or finally settled, or are being contested in good faith by appropriate proceedings and are disclosed on Schedule 5.11(b).

               (c) IPC, Inc. joined the GC North America affiliated group on January 1, 2001. No IPC Entity was a member of an affiliated group within the meaning of section 1504 of the Code (or any analogous provision of state, local or foreign income tax law) with Seller or any Affiliate of Seller prior to January 1, 2001. The Sellers have made available to Buyer correct and complete copies of (i) the consolidated U.S. federal income Tax Returns for the GC North America consolidated group for the tax years 1999 and 2000; (ii) all other U.S. federal income Tax Returns with respect to the IPC Entities for the tax years 1998, 1999 and 2000, and (iii) to GC's knowledge, all other material Tax Returns with respect to each of the IPC Entities for the tax years 1998, 1999 and 2000 ((i), (ii) and (iii) collectively, the "Provided Tax Returns"). The Sellers have
                                        --------------------
made available to Buyer correct and complete copies of all audit and examination reports, letter rulings and technical advice memoranda relating to the Provided Tax Returns (or the Taxes due on such Tax Returns), and any closing agreements relating to the Provided Tax Returns (or the Taxes due on such Tax Returns), in each case which could materially affect the liability for Taxes of any of the IPC Entities after the Closing.

               (d) Except for IPC Trading Systems, each IPC Entity is classified as a corporation within the meaning of Section 7701(a)(3) of the Code. No Taxing Authority in a jurisdiction where any of the IPC Entities, IXnet HK or AGC Singapore does not file Tax Returns has made, in writing, any claim, assertion or threat that such Person is or may be subject to taxation by such jurisdiction.

               (e) GC North America is not a "foreign person" within the meaning of Section 1445 of the Code. None of the IPC Entities (A) has been a member of an affiliated group filing a consolidated, combined, or unitary federal, state, local or foreign income Tax Return or VAT (as defined below) Return (other than a group the common parent of which was any Seller) or (B) has any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law (other than Taxes of the Sellers and any member of its consolidated group)) or (ii) as a transferee or successor, by contract, or otherwise. None of the material Assets nor the assets owned by any of the IPC Entities is: (i) subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended or (ii) "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (f) Each of the IPC Entities that is organized under the laws of, or doing business in, any country that has a Value Added Tax ("VAT") is duly
                                                               ---
registered for VAT and has materially maintained all requisite records for that purpose.

               SECTION 5.12. Environmental Matters. (a) Except as would not have
                             ---------------------
a Material Adverse Effect:

                (i) except as set forth in Schedule 5.12(a)(i), the IPC Entities and the Assets are and since their acquisition by Sellers have been, and to the knowledge of the Sellers at all times prior thereto have been, operated in compliance with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

                (ii) except as set forth in Schedule 5.12(a)(ii), the IPC Entities and the Assets (1) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits") to conduct current operations, and (2) have timely made all filings required for the issuance or renewal of such Environmental Permits.

                (iii) except as set forth in Schedule 5.12(a)(iii), to the knowledge of Sellers, there are no events or conditions, nor Hazardous Substances at or emanating from the Assets or any other facilities or real property owned, leased or operated by any of the IPC Entities or any predecessor of any of the IPC Entities, in either case under circumstances that would reasonably be expected to result in liability to any of the IPC Entities arising out of any Environmental Law applicable to any of the IPC Entities or to third parties with respect to whom the IPC Entities have contractual obligations.

                (iv) except as set forth in Schedule 5.12(a)(iv), none of the IPC Entities has received notice of any claims (including, without limitation, notices from any Governmental Entity that any of the IPC Entities are or may be a potentially responsible person or otherwise liable in connection with any site containing Hazardous Substances or other location allegedly used for the disposal of Hazardous Substances), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against any of the IPC Entities or relating to the Assets that are based on any Environmental Law, or, to the extent in Sellers' possession or control, on the failure to have, or to comply with, any required Environmental Permits.

                (b) The Sellers have made available to Buyer true and complete copies, to the extent in Sellers' possession or control, of any material reports, studies, assessments, or similar documents possessed or initiated by Sellers or any of the IPC Entities generated within the past five years pertaining to material issues involving Hazardous Substances at, on, under, within or migrating to or from the Assets or any facility or real property owned, leased or operated by any of the IPC Entities or any predecessor of any of the IPC Entities, or concerning compliance by any of the IPC Entities or, to the knowledge of the Sellers, any other Person for whose conduct the IPC Entities are or may be held responsible, or the Assets with any applicable Environmental Law.

          (c) The representations and warranties in this Section 5.12 shall be deemed the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or Hazardous Substances.

          (d) As used herein:

          (i) the term "Environmental Law" means any federal, state or local law, statute, ordinance, rule or regulation including common law, relating to pollution, contamination, protection of the environment, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances and all applicable judicial and administrative decisions, orders and decrees relating thereto.

          (ii) the term "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and
                                                                    ----
     PCB-containing equipment) that are regulated due to concerns about impacts on human health or the environment arising out of the exposure to or the presence of any of them.

          SECTION 5.13. Insurance. The IPC Entities maintain in force insurance
                        ---------
policies and bonds in such amounts and against such liabilities and hazards as are consistent with industry practice. A complete list of all material insurance policies is set forth on Schedule 5.13. Except as set forth on Schedule 5.13, the IPC Entities are not liable, nor will they become liable, for any retroactive premium adjustment not reflected in the Reference Balance Sheet. All policies are valid and enforceable and in full force and effect (except as the enforceability of any such policy may be limited by the insurer's bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles), all premiums owing in respect thereof have been timely paid, and the Sellers or the IPC Entities have not received any notice of premium increase or cancellation with respect to any of its insurance policies or bonds. Except for any matters which could not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 5.13, there are no claims pending as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed. Within the last three years, the IPC Entities have not been refused any insurance coverage sought or applied for, and the Sellers have no reason to believe that the existing insurance coverage with respect to the IPC Entities cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

          SECTION 5.14. Major Customers and Suppliers. (a) Schedule 5.14(a) sets
                        -----------------------------
forth a list of the ten largest customers of each of (i) the trading systems division and (ii) the ITS division of the IPC Entities for each of the fiscal years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001 (determined on the basis of the total dollar amount of net revenues) showing the dollar amount of net revenues from each such customer during each such year. To the knowledge of the Sellers, no customer of the IPC Entities identified pursuant to the preceding sentence has advised the Sellers in writing prior to or as of the date of this Agreement that it (A) is terminating or considering terminating substantially all of its current business with the IPC Entities or (B) is planning to reduce its contracted aggregate future spending with the IPC Entities in any material manner.

          (b) Schedule 5.14(b) sets forth a list of the ten largest suppliers of the IPC Entities in terms of dollar volume during the fiscal years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001.

          SECTION 5.15. Labor Matters. Except as set forth on Schedule 5.15, no
                        -------------
IPC Entity is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Except as set forth on Schedule 5.15, no IPC Entity is the subject of any proceeding asserting that it has committed a materially unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is such unfair labor practice threatened or otherwise affecting any IPC Entity. There is not any strike, work stoppage, material dispute, lockout or other material labor controversy involving any IPC Entity pending or to the knowledge of the Sellers, threatened. No representation question exists or has been raised respecting any of the IPC Employees within the past eighteen months, nor to the knowledge of the Sellers are there any campaigns being conducted to solicit cards from IPC employees to authorize representation by any labor organization. Except as set forth in Schedule 5.15, no IPC Entity has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years, nor has any IPC Entity planned or announced any such action or program for the future. No IPC Entity shall, at any time within the 90-day period prior to the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended , or any state law, affecting in whole of in part any site of employment, facility, operating unit or employee without complying with the notice requirements of WARN. Each IPC Entity is in compliance with its obligations pursuant to WARN, and all other material notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          SECTION 5.16. Product Warranty
                        ----------------

          (a) Schedule 5.16 sets forth in reasonable detail an accurate summary of all product warranty claims in excess of $150,000 made by customers of the IPC Entities from January 1, 2001 to the date hereof and also sets forth a brief description of each express warranty, service or repair policy applicable to the products sold by the IPC Entities.

          SECTION 5.17. Fairness Opinions. (a) GC shall have received a fairness
                        -----------------
opinion from J.P. Morgan Securities Inc. addressed to GC stating that the IPC Inc. Shares Purchase Price is fair to GC from a financial point of view.

          (b) Asia GC shall have received a fairness opinion from UBS Warburg LLC addressed to Asia GC stating that each of the IPC Trading Systems Shares Purchase Price, the IXnet HK Assets Purchase Price, and the AGC Singapore Assets Purchase Price, respectively, are fair to Asia GC from a financial point of view.

          SECTION 5.18. Certain IPC Entity Guarantees and Obligations. No IPC
                        ---------------------------------------------
Entity has received notice of any default under any IPC Contract Guarantee or IPC Guaranteed Debt and (ii) to the knowledge of the Sellers, each of the primary obligations to which an IPC Contract Guarantee or an IPC Guaranteed Debt relates is in full force and effect and there is no default under any IPC Contract Guarantee or any IPC Guaranteed Debt.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

          The Buyer hereby represents and warrants to each Seller as follows:

          SECTION 6.1. Organization and Existence. The Buyer is a corporation
                       --------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby.

          SECTION 6.2. Authorization. The execution, delivery and performance by
                       -------------
the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby are within the Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by the Buyer pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 6.3. Consent and Filings. Except as set forth on Schedule 6.3
                       -------------------
or as otherwise referred to or contemplated by this Agreement or as required under the HSR Act, no Consent of, or Filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement by the Buyer, and the consummation by the Buyer of the transactions contemplated hereby, other than such Consents and Filings the failure of which to obtain or make would not impair or delay the ability of the Buyer to effect the Closing.

          SECTION 6.4. Noncontravention. The execution, delivery and performance
                       ----------------
of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby will not, (i) violate any provision of the Certificate of Incorporation or By-Laws of the Buyer, or (ii) subject to obtaining or making the Consents and/or the Filings, as the case may be, referred to in Section 6.3, violate in any material respect any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any material obligation or any indebtedness for borrowed money under, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which the Buyer is a party or by which the Buyer is bound.

          SECTION 6.5. Litigation. There are no actions or suits against the
                       ----------
Buyer pending, or to the knowledge of the Buyer, threatened which seek to, and the Buyer is not subject to any judgments, decrees or orders which, individually or in the aggregate, would, enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Buyer from complying with the terms and provisions of this Agreement.

          SECTION 6.6. Brokers and Intermediaries. The Buyer has not employed
                       --------------------------
any broker, finder, advisor or intermediary (other than any Affiliate of the Buyer) in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

          SECTION 6.7. Investment Intent. The Buyer is acquiring the Shares for
                       -----------------
its own account for investment, without a view to resale or distribution thereof in violation of U.S. Federal or state securities laws and with no present intention of distributing or reselling any part thereof. The Buyer will not so distribute or resell any of the Shares in violation of any such law.

          SECTION 6.8. Investigation. The Buyer is knowledgeable about the
                       -------------
industry in which the IPC Entities operate and is experienced in the acquisition and management of businesses. The Buyer has been afforded reasonable access to the books, records, facilities and personnel of the IPC Entities for purposes of conducting a due diligence investigation of the Companies and their respective Subsidiaries. The Buyer has conducted a reasonable due diligence investigation of the IPC Entities and has received answers to substantially all inquiries it has made respecting the IPC Entities and their business.

          SECTION 6.9. Funding. The Buyer has obtained commitment letters (the
                       -------
"Commitment Letters") from reputable financial institutions confirming their
 ------------------
commitments, subject to the respective terms and conditions thereof, to lend or provide amounts, together with the equity to be contributed by the Buyer, sufficient to pay the Purchase Price and all related fees and expenses and effect all other transactions contemplated hereby. True and complete copies of the Commitment Letters are attached hereto as Exhibit C.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

          SECTION 7.1. Conduct of the Business. From the date hereof until the
                       -----------------------
Closing Date, except as provided in Section 7.8 or as otherwise herein contemplated, disclosed or permitted, GC and GC North America shall cause IPC Inc. and its Subsidiaries and GC, Asia GC and Saturn shall cause IPC Trading Systems and its Subsidiaries (if any) to (a) operate the businesses of the IPC Entities in the ordinary course consistent with past practice and to make reasonable best efforts to preserve, in all material respects, their relationships with customers, suppliers and others with whom such IPC Entities deal; (b) make reasonable best efforts to keep available to the Buyer the opportunity to retain the services of the present employees of the IPC Entities; and (c) except as set forth in Schedule 7.1, not permit any applicable IPC Entity to take any of the actions described in clauses (i) through (xvi) of
Section 5.5 without the prior written consent of the Buyer (such consent not to be unreasonably withheld) if the taking any of such actions would have been a breach of Section 5.5 had they been taken after September 30, 2001 and prior to the date of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Sellers shall have the right, without the prior consent of the Buyer, to take or cause IPC Inc. and its Subsidiaries to take, any actions necessary or desirable (such actions, the "IXnet Restructuring Actions"),
                                           ---------------------------
including without limitation any of the actions described in clauses (i) through (xviii) of Section 5.5, to remove Global Crossing USA Inc., Global Crossing Holdings USA Inc., IXnet, Inc. and any of their direct or indirect subsidiaries, as subsidiaries of IPC Inc.

          SECTION 7.2. Access to Information. (a) From the date of this
                       ---------------------
Agreement until the Closing Date, the Sellers will, to the extent permitted by Applicable Law, give the Buyer and its authorized representatives reasonable access to the offices, properties, books and records of the IPC Entities during Normal Business Hours and upon reasonable prior notice, provided that such access shall not interfere with normal operations of the IPC Entities, and will, to the extent permitted by Applicable Law, furnish to the Buyer and its authorized representatives such financial and operating data and other information as the Buyer may reasonably request.

          (b) Any information regarding the IPC Entities heretofore obtained from or on behalf of any Seller or any IPC Entity by the Buyer or hereafter obtained from or on behalf of any Seller or any IPC Entity by the Buyer shall be subject to, or deemed subject to, the terms of the Confidentiality Agreement and such information shall be held by the Buyer in accordance with the terms of such Confidentiality Agreement.

          SECTION 7.3. Regulatory Filings; Cooperation. (a) In addition to and
                       -------------------------------
without limiting the Buyer's covenants contained in this Article VII, the Buyer will (i) take promptly all actions necessary to make the Filings required of the Buyer and its Affiliates under the HSR Act (including without limitation causing the initial Filing under the HSR Act to be made no later than 2 Business Days after the date of the Agreement), (ii) comply at the earliest practicable date with any request for additional information received by Buyer or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with the Sellers in connection with the Sellers' filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          (b) In addition to and not in limitation of the Sellers' covenants contained in Article VII, the Sellers will (i) take promptly all actions necessary to make the filings required of the Sellers or the Affiliates under the HSR Act (including without limitation causing the initial Filing under the HSR Act to be made no later than 2 Business Days after the date of the Agreement), (ii) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with the Buyer in connection with the Buyer's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          (c) (i) The Buyer and each of the Sellers will cooperate with each other and use their respective reasonable best efforts to facilitate the completion of the transactions contemplated hereunder, including the obtaining of all material Consents and Filings and the furnishing to each other such necessary information and reasonable assistance as may be reasonably requested in connection with the preparation of necessary filings or submissions to any Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, any filing required under the Connecticut Transfer Act).

          (ii) The Buyer shall use its reasonable best efforts to obtain the financing contemplated in the Commitment Letters and shall use its reasonable best efforts to comply with its obligations under the Commitment Letters and cause the conditions precedent under its control contained therein to be satisfied.

          (d) Nothing contained in this Agreement shall require, or be construed to require, the Buyer, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell, hold separate, discontinue or limit, before or after the Closing Date, any assets, businesses, or interest in any assets or businesses of the Buyer, any Affiliates of the Buyer or the IPC Entities (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Buyer, any Affiliates of the Buyer or the IPC Entities of any of their assets or businesses) or (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in either case would, in the reasonable judgment of the Buyer, materially adversely impact the economic or business benefits to the Buyer of the transactions contemplated by this Agreement.

          (e) The Sellers and their respective Affiliates shall, and shall cause their officers, employees, agents, auditors and representatives to, cooperate with the Buyer to ensure the orderly transition of control and transfer of the IPC Entities and the Assets to the Buyer. The Sellers shall cooperate with and assist the Buyer, including, without limitation, furnishing or causing to be furnished any information relating to the Sellers, the IPC Entities and the Assets, as is necessary for the Buyer's financing arrangements including, without limitation, refinancing the Bridge Loans (as defined in the Commitment Letters), financial reporting, preparing or causing to be prepared any "comfort letters" customary in scope and substance for letters delivered by independent public accountants in connection with similar financings and preparing or causing to be prepared and filing any other information, documents or assistance as may be reasonably requested by the Buyer.

          SECTION 7.4. Post-Closing Books and Records. The Buyer and each of the
                       ------------------------------
Sellers shall use reasonable best efforts to cooperate with each other, and shall cause their respective officers, employees, agents, auditors and representatives to cooperate with each other, for a period of not less than 360 days after the Closing Date to ensure the orderly transition of the Companies from the applicable Seller to the Buyer and to minimize any disruption to the respective businesses of the Sellers, the Buyer, and the IPC Entities that might result from the transition contemplated hereby. Subject to Section 9.4, after the Closing, upon reasonable written notice, the Buyer and the Sellers shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during Normal Business Hours, such information and assistance relating to the IPC Entities as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax claim or assessment. Neither party shall be required by this Section 7.4 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

          SECTION 7.5. Expenses. Whether or not the Closing takes place, all
                       --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise provided herein, shall be paid by the party incurring such costs and expenses; provided, that any filing costs in connection with the HSR Act shall be paid equally by the Buyer and GC and any costs incurred in connection with preparation of the Audited Financial Statements shall be borne by the IPC Entities. Except as provided in the immediately preceding sentence, no IPC Entity shall be liable for the payment of any cost or expense incurred in connection with this Agreement and the transactions contemplated hereby.

          SECTION 7.6. [INTENTIONALLY OMITTED]

          SECTION 7.7. Assumption of Litigation. The Buyer agrees from and after
                       ------------------------
the Closing Date to assume the defense of claims, proceedings and other litigation set forth on Schedule 5.6 and agrees to indemnify the Sellers and their respective Affiliates (other than the IPC Entities) in respect of any liability, claim, damage or expense (including reasonable attorney's fees) of any kind whatsoever which such Sellers or any such Sellers' Affiliates may incur arising out of or relating to any such litigation or claim.

          SECTION 7.8. Cash Balance; Intercompany Accounts. (a) At the Closing,
                       -----------------------------------
GC North America and Saturn shall endeavor to cause the combined Cash Balance to be held at Closing by the IPC Entities to be equal to zero (the "Target Cash
                                                                 -----------
Amount"). It is understood and agreed that in achieving the Target Cash Amount,
------
notwithstanding anything to the contrary contained in this Agreement (including
Section 7.1), the Sellers, directly or indirectly through their respective Subsidiaries, may cause the Cash Balance of the IPC Entities to be distributed and/or dividended to the Sellers or their respective other Affiliates at or prior to the Closing, whether or not in the ordinary course of business.

          (b) As promptly as practicable following the Closing Date (but not later than 45 days after the Closing Date), the Buyer shall:

          (i) prepare a reasonably detailed record of the transactions made pursuant to Section 7.8(a) (the "Preliminary Transaction Record"); and
                                      ------------------------------

          (ii) deliver to the Sellers a certificate executed by the Buyer setting forth or attaching the Preliminary Transaction Record and the Buyers' calculation of the Cash Balance of the Companies and their respective Subsidiaries as of the Closing Date derived therefrom ("Preliminary Cash Balance").
       ------------------------

          (c) The Sellers shall have 10 business days following receipt of the certificate referenced in Section 7.8(b) (the "Cash Balance Review Period") in
                                               --------------------------
which to review the Preliminary Transaction Record and Preliminary Cash Balance. In the event the Sellers do not object to the contents of the Preliminary Transaction Record and the Preliminary Cash Balance prior to expiration of the Cash Balance Review Period, such Preliminary Cash Balance shall become the "Closing Date Cash Balance" for the purposes of determining the adjustment (if
 -------------------------
any) specified in Section 7.8(e) of this Agreement. In the event the Sellers object to the Preliminary Transaction Record and Preliminary Cash Balance, the Sellers shall send a written notice to the Buyer specifying its objections in reasonable detail and the basis therefore, prior to expiration of the Cash Balance Review Period ("Cash Balance Objection Notice"). During the 10 business
                        -----------------------------
day period following the Buyer's receipt of the Cash Balance Objection Notice (the "Cash Balance Resolution Period"), Buyer and the Sellers shall attempt to
      ------------------------------
resolve the differences specified in the Cash Balance Objection Notice and any resolution by them (evidenced in writing) of such differences shall be final, binding and conclusive.

          (d) If at the conclusion of the Cash Balance Resolution Period any transaction or amounts remain in dispute, then the transaction and amounts so in dispute (the "Cash Balance Disputed Items") shall be submitted to a firm of
              ---------------------------
independent public accountants (the "Cash Balance Arbitrator") mutually selected
                                     -----------------------
by the Sellers and Buyer within 30 days after the expiration of the Cash Balance Resolution Period. The Cash Balance Arbitrator shall determine and resolve, by independent review, the Cash Balance Disputed Items. The Cash Balance Arbitrator's determination shall be made within 30 business days of its selection, shall be set forth in a written statement delivered to the Sellers and Buyer and shall be final, binding and conclusive on the parties hereto. The Preliminary Transaction Record and the Preliminary Cash Balance as of the Closing Date shall be adjusted to reflect all agreed upon changes and the resolution of all Cash Balance Disputed Items by the Cash Balance Arbitrator. The Preliminary Cash Balance, as so adjusted, shall be the "Closing Date Cash
                                                            -----------------
Balance" for the purposes of determining the adjustment (if any) specified in
-------
Section 7.8(e). All fees and expenses of the Cash Balance Arbitrator shall be paid one-half by Buyer and one-half by the Sellers.

          (e) Promptly (but not later than five days) after the determination of the Closing Date Cash Balance pursuant to Section 7.8(d):

          (i) if the Closing Date Cash Balance exceeds the Target Cash Amount as of the Closing Date, Buyer shall pay to the Sellers, by wire transfer of immediately available funds to such bank accounts of the Sellers as the Sellers shall designate in writing to

     Buyer, an aggregate amount equal to the excess of the Closing Date Cash Balance over the Target Cash Amount plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate; or

          (ii) if the Closing Date Cash Balance is less than the Target Cash Amount, the Sellers shall pay to Buyer, by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to the Sellers, an aggregate amount equal to the absolute value of the Closing Date Cash Balance plus interest on such amount from the Closing Date to the date of payment thereof at the Agreed Rate.

          The Sellers shall endeavor, on or prior to the Closing Date, to pay, settle or cancel all intercompany payables, receivables, accounts, indebtedness and other liabilities between the IPC Entities, on the one hand, and the Sellers and their respective other Affiliates, on the other hand, (i) by offsetting such liabilities or payables owing by the IPC Entities, on the one hand, and any of the Sellers or their respective other Affiliates, on the other hand, against each other, (ii) by capitalizing such liabilities or payables, (iii) by means of a capital contribution by the Sellers to the relevant Company or (iv) through the dividend of receivables to the Sellers or their respective other Affiliates whether or not in the ordinary course of business. No adjustment shall be made to the Purchase Price as a result of any such payment, cancellation or settlement.

          SECTION 7.9. Use of Names and Logos.
                       ----------------------

          (a) Except as set forth in Schedule 7.9(a) and specifically contemplated in this Section 7.9, it is expressly agreed that the Buyer is not purchasing or acquiring any right, title or interest in: (i) the names of the Sellers or their respective Affiliates (other than the IPC Entities); (ii) any trade names, trademarks, trademark applications, logos, service marks, domain names or other source indicators using the words "Global Crossing," "Asia Global Crossing" or any part or variation thereof, including the names "GX" and "AX"; or (iii) any trade name, trademark, logo or domain name confusingly similar thereto (collectively, the "Sellers' Trademarks"). Notwithstanding anything to
                            -------------------
the contrary contained in this Agreement (except as provided in the previous sentence), it is expressly agreed that the Buyer is purchasing and acquiring all IPC Intellectual Property and any other Intellectual Property used in connection with the conduct of the business of the IPC Entities as currently conducted or currently proposed to be conducted.

          (b) As promptly as practicable, but in no event later than 90 days following the Closing Date, the Buyer shall, and shall cause each IPC Entity to, remove, strike over or otherwise eliminate all the Sellers' Trademarks from all materials, including any business cards, schedules, stationery, displays, signs, promotional materials, forms and other similar materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; provided that (i) the Buyer and each IPC Entity shall cease using invoices, stationery and business cards containing the Sellers' Trademarks no later than 60 days after the Closing Date and (ii) nothing herein contained shall require or be construed to require the Buyer or any IPC Entity to cause customers of the Buyer and the IPC Entities to take any action with respect to any such materials in the possession of any such customers. Notwithstanding anything to the contrary contained in this Agreement, (i) for 180 days following the Closing Date, the Buyer and the IPC Entities shall be permitted to manufacture any of the products of the IPC Entities bearing, containing or otherwise displaying any of the Sellers' Trademarks and (ii) the

Buyer and the IPC Entities shall not be prohibited from selling, disposing or otherwise transferring any of the products of the IPC Entities by virtue of the fact that such products bear, contain or otherwise display any of the Sellers' Trademarks. Other than set forth in this Section 7.9(b), the Buyer agrees that none of it, the IPC Entities or any of their Affiliates shall make any use of the Sellers' Trademarks from and after the expiration of 90 days after the Closing Date.

          (c) As promptly as practicable, but in no event later than 90 days following the Closing Date, the Sellers shall, and shall cause each of their respective Affiliates to, remove, strike over or otherwise eliminate any trade names, trademarks, trademark applications, logos, service marks, domain names or other source indicators using the words "IPC" or "IPC Trading Systems" or any trade name, trademark, logo or domain name confusingly similar thereto (collectively the "IPC Trademarks"), from all materials constituting their
                   --------------
properties and assets, including any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; provided that (i) the Sellers and of their respective Affiliates shall cease using invoices, stationery and business cards containing the IPC Trademarks no later than 60 days after the Closing Date and
(ii) nothing herein contained shall require or be construed to require the Sellers or any of their respective Affiliates to cause customers of the Sellers and or their respective Affiliates to take any action with respect to property of any IPC Entity in the possession of any such customers. The Sellers agree that none of it or any of their Affiliates shall make any use of the IPC Trademarks from and after the expiration of 90 days after the Closing Date.

          SECTION 7.10. Benefit Plans
                        -------------

          (a) General. Except as otherwise set forth herein, effective as of the
              -------
Closing Date, IPC Employees shall cease participation in all plans, programs, policies and arrangements maintained for their benefit by the Sellers or any of their Affiliates (other than those maintained by the IPC Entities). During the six (6) month period following the Closing Date, the Buyer shall, or shall cause the IPC Entities (or any successor thereof) to, provide IPC Employees and former IPC Employees with compensation (including base pay, cash compensation opportunity and severance, but excluding all equity related compensation) and benefits (to the extent provided in the Network and Transition Services Agreement) that are comparable, in the aggregate, to those currently provided to such employees. In order to effectuate the foregoing, the Sellers shall permit the IPC Employees to continue to participate in certain Benefit Plans, as may be requested by the Buyer, for a period not to exceed six (6) month after the Closing Date (which period of time may, at the election of the Buyer, on a plan-by-plan basis, be shorter) (collectively, the "Transition Services");
                                                    -------------------
provided, however, that the Buyer shall promptly reimburse the Sellers for all
--------  -------
costs associated with such IPC Employee participation in such plans; and provided, further, however, that the Buyer shall indemnify the Sellers and their
--------  -------  -------
respective Affiliates and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, third-party claim, damage or expenses (including reasonable legal fees and expenses) arising from the Sellers' provision of such Transition Services. The complete agreement regarding the Sellers' provision of the Transition Services shall be set forth in the Network and Transition Services Agreement.

          (b) Service Credit. The Buyer shall cause each IPC Employee to be
              --------------
given credit for all purposes (except for accrual of benefits under any defined benefit plans) for all service prior to the Closing Date with the IPC Entities and their Affiliates (to the extent taken into account under the applicable IPC Plan in effect immediately prior to the Closing Date) under each employee benefit plan, program and arrangement maintained for his or her benefit on or after the Closing Date.

          (c) Welfare Plan Claims. The applicable Seller shall retain
              -------------------
responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each IPC Employee with respect to claims incurred by such employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by IPC Employees or their covered dependents on or after the Closing Date shall be the responsibility of the Buyer. For purposes of this paragraph, a medical, life insurance, disability and other welfare benefit claim shall be deemed incurred when the services that are the subject of such claim are performed. The applicable Seller shall be responsible for all legally mandated continuation of health care coverage for any former IPC Employees and their covered dependents who participated in a plan maintained by such Seller and who had or have a loss of health care coverage due to a qualifying event (as defined under the Applicable Law) occurring prior to the Closing Date. Legally mandated health care coverage to which a former IPC Employee is entitled as a result of a qualifying event occurring on or after the Closing Date shall be the responsibility of the Buyer.

          (d) Pre-Existing Conditions. With respect to any welfare benefit plans
              -----------------------
maintained for the benefit of IPC Employees on and after the Closing Date, the Buyer shall (i) cause there to be waived any pre-existing condition limitations in respect of the year in which the Closing Date occurs and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the applicable Seller (or any Affiliate thereof) for their benefit immediately prior to the Closing Date.

          (e) Vacation and Sick Leave. With respect to any accrued but unused
              -----------------------
vacation time and sick leave to which any IPC Employee is entitled pursuant to the vacation and sick leave policy applicable to such employee immediately prior to the Closing Date, the Buyer shall allow such employee to utilize such accrued vacation time and sick leave; provided, however, that, to the extent permitted
                              --------  -------
under Applicable Law, if the Buyer deems it necessary to disallow such employee from taking such accrued time off or the employment of such employee terminates for any reason prior to the time such time off can be utilized, the Buyer shall be liable for and pay in cash to each such employee an amount equal to salary and wages in respect of such accrued time off.

          (f) Section 280G Indemnity. Sellers shall indemnify and hold harmless
              ----------------------
the Buyer and its Affiliates and their successors and assigns from any loss, liability, third-party claim, damage or expense (including by way of any indemnification or gross-up agreement) arising out of or in connection with any "excess parachute payments" within the meaning of Section 280G(b) of the Code made to any individuals in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of February 22, 2000 among GC, Georgia Merger Sub, IPC Communications Inc., Idaho Information Systems Inc., Idaho Merger Sub Corporation and IXnet, Inc. subject to the Applicable Cap Amounts.

          (g) Continuation of Employment; Assumption of Agreements. (a) Buyer
              ----------------------------------------------------
shall, or shall cause the IPC Entities to, (i) on the Closing Date, provide employment to all IPC Employees (to be listed on Schedule 7.10(g) as of the Closing Date) and (ii) honor all collective bargaining agreements listed on
Schedule 5.10(a) as of the Closing Date. After the signing of this Agreement but prior to the Closing Date, the Sellers shall update Schedule 7.10(g) as necessary in order to provide the Buyer with a complete and accurate list of IPC Employees as of the Closing Date. Effective as of the Closing Date, the Buyer shall assume and agree to perform each change in control agreement between IPC and the individuals listed on Schedule 7.10(g)-1 in the same manner and to the same extent that the Sellers or IPC would be required to perform if no such succession had taken place, and the Sellers shall assign all right, title and interest in and to each such agreement and shall thereafter cease to be liable for any obligations under such agreements.

          (h) WARN. The Buyer shall not, on, or at any time prior to 90 days
              ----
after, the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility,
       ----
operating unit or employee without complying with the notice requirements and other provisions of WARN.

          (i) IPC 401(k) Plan. Prior to the Closing Date, the Sellers shall
              ---------------
cause the IPC Information Systems 401(k) and Profit Sharing Plan (the "IPC
                                                                       ---
401(k) Plan") to be assumed by GC or one of its Affiliates (other than one of
-----------
the Companies) as a successor sponsor of the IPC 401(k) Plan, and to cause the Companies to have no liability with respect thereto.

          SECTION 7.11. Network and Transition Services Agreement. On the
                        -----------------------------------------
Closing Date, an Affiliate of the applicable Sellers and the Buyer will execute the Network and Transition Services Agreement.

          SECTION 7.12. Non Solicitation.
                        ----------------

          (a) For a period of two (2) years following the Closing Date, each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, solicit or hire for employment, any employee of any IPC Entity as of the Closing Date; provided, however, that the foregoing provision will not prevent any
      --------  -------
Seller from hiring any such person (i) who contacts such Seller on his or her own initiative without any direct or indirect solicitation by or encouragement from such Seller (it being understood that a bona fide public advertisement for employment placed by such Seller and not specifically targeted at the employees of such IPC Entity shall not constitute direct or indirect solicitation or encouragement) or (ii) who has been terminated by such IPC Entity.

          (b) For a period of two (2) years following the Closing Date, except as set forth on Schedule 7.12, and except for the employees of the IPC Entities the Buyer shall not, and shall cause its Subsidiaries not to, directly or indirectly, solicit or hire for employment, any employee of any Seller or any Affiliate of such Seller as of the Closing Date; provided, however, that the
                                                 --------  -------
foregoing provision will not prevent the Buyer from hiring any such person (i) who contacts the Buyer on his or her own initiative without any direct or indirect solicitation by or encouragement from the Buyer (it being understood that a bona fide public advertisement for employment placed by the Buyer and not specifically targeted at the employees of such Seller or any Affiliate thereof shall not constitute direct or indirect solicitation or encouragement) or (ii) who has been terminated by such Seller or any Affiliate thereof.

          SECTION 7.13. Insurance Matters. Except as set forth in the Network
                        -----------------
and Transition Services Agreement, effective as of the Closing Date, the Sellers will have no obligation to provide insurance coverage for any IPC Entity for occurrences after the Closing Date and the Buyer will become solely responsible for all insurance coverage and related risk of loss based on events occurring on and after the Closing Date with respect to all IPC Entities. To the extent that
(i) any insurance policies controlled by the Sellers (the "Sellers' Insurance
                                                           ------------------
Policies"), cover any loss, liability, claim, damage or expense relating to the
--------
IPC Entities (the "Subject Liabilities") and relating to or arising out of
                   -------------------
occurrences prior to the Closing Date, and (ii) the Sellers' Insurance Policies continue after the Closing to permit claims to be made thereunder with respect to the Subject Liabilities relating to or arising out of occurrences prior to the Closing Date ("Subject Claims"), the Sellers shall cooperate with the Buyer
                   --------------
in submitting Subject Claims on behalf of the Buyer or any IPC Entity under the Sellers' Insurance Policies and the Buyer shall reimburse, indemnify and hold the Sellers harmless from all out-of-pocket, costs and expenses (including, without limitation, all retroactive or retrospective premiums related to the Subject Claims (but not any other present or future premiums), deductibles, out-of-pocket legal and administrative costs, net Tax costs to the Sellers resulting from the receipt and payment to the Buyer of any insurance proceeds relating to any Subject Claim and attorneys' fees under the Sellers' Insurance Policies) of any nature actually incurred by the Sellers as a result of Subject Claims made under the Sellers' Insurance Policies. The Sellers shall exercise reasonable best efforts (which efforts shall not require the Sellers to incur any out-of-pocket costs or expenses not reimbursed by the Buyer or any other adverse consequences) to cause the Sellers' Insurance Policies to be modified to allow for the assignment to the Buyer of all benefits, rights and obligations thereunder in respect of any Subject Liabilities. To the extent any such policies are not so assigned, upon receipt by the Sellers of any insurance proceeds relating to any Subject Claims made under the Sellers' Insurance Policies, the Sellers will promptly pay such insurance proceeds to the Buyer, net of any unreimbursed costs and expenses described above.

          SECTION 7.14. Non-Competition; Confidentiality. For a period of three
                        --------------------------------
(3) years following the Closing Date, (i) each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, engage in any service or activity within the scope of the Business and (ii) each Seller shall, and shall cause its Affiliates, directors, officers, employees, consultants and contractors to, hold in strict confidence all data and information relating to the Business obtained in connection with the ownership and participation in management of the IPC Entities.

          (b) Each Seller acknowledges that the performance of the obligations of this Section 7.14 are special, unique and extraordinary in character, and that in the event of a breach by any Seller or any of its respective Affiliates of the terms and conditions of this Section 7.14, the Buyer shall be entitled, if it so elects (in addition to any other remedy that may be available to it), to the extent permitted by applicable law, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance thereof by any Seller or any of its respective Affiliates or to enjoin such Seller or any of its respective Affiliates or any or its or their employees, officers, directors or advisors from violating the provisions of this Section 7.14.

          SECTION 7.15.  Termination of Guarantees. (a) The Sellers and their
                         -------------------------
respective Affiliates shall (i) use their commercially reasonable efforts to terminate the IPC Contract Guarantees and (ii) after the Closing Date, not incur additional obligations under the contracts or other agreements or arrangements guaranteed by the IPC Contract Guarantees (to the extent such additional obligations increase the contingent obligations under the IPC Contract Guarantees).

          (b) The Sellers or their respective Affiliates shall use their commercially reasonable efforts to terminate IPC Guaranteed Debt.

          SECTION 7.16.  [INTENTIONALLY OMITTED]
                         -----------------------

          SECTION 7.17.  Further Assurances. At any time or from time to time
                         ------------------
after the Closing Date, the Sellers, on one hand, and the Buyer, on the other hand, shall execute and deliver any further instruments or documents and take all such further action as may reasonably requested of them by the other to consummate the transactions contemplated hereby.

          SECTION 7.18.  Delivery of Certain Financial Statements. (a) (i) The
                         ----------------------------------------
Sellers shall use their reasonable best efforts to deliver by December 4, 2001
(A) the audited combined balance sheets of the IPC Entities as at September 30, 2000 and unaudited combined balance sheet of the IPC Entities as at September 30, 2001 and (B) the audited combined statements of operations of the Predecessor Company for the twelve-month period ended September 30, 1999 and the period from October 1, 1999 through June 14, 2000, and of the IPC Entities for the period from June 15, 2000 through September 30, 2000 and the unaudited combined statements of operations of the IPC Entities for the twelve-month period ended September 30, 2001.

          (ii) The Sellers shall use their reasonable best efforts to deliver by December 15, 2001 (A) the audited combined balance sheet of the IPC Entities as at September 30, 2001 and (B) the audited combined statements of operations of the IPC Entities for the twelve-month period ended September 30, 2001.

          (b) The unaudited combined balance of the IPC Entities as at September 30, 2001 and the unaudited combined statements of operations of the IPC Entities for the twelve-month period ended September 30, 2001, when delivered by the Sellers to the Buyer pursuant to this Section, shall have been reviewed in accordance with the procedures set forth in SAS No. 71. The audited combined balance sheets of the IPC Entities and the audited combined statements of operations of the Predecessor Company and the IPC Entities, when delivered by the Sellers to the Buyer pursuant to this Section, shall (i) have been prepared in accordance with GAAP throughout the periods covered thereby, (ii) reflect the financial position of the IPC Entities as of the dates thereof, (iii) fairly present, in all material respects, the financial condition and results of operations as of and for the periods to which they relate and (iv) be consistent with the books and records of the Predecessor Company or the IPC Entities, as applicable.

          SECTION 7.19.  Obtaining Tibco License. The Sellers and their
                         -----------------------
respective Affiliates shall use their commercially reasonable efforts to obtain the consent from Tibco Technology, Inc. ("Tibco") or its Affiliates for the
                                          -----
assignment of certain Tibco software used by the IPC Entities.

          SECTION 7.20.  Removal of Liens. At or prior to the Closing Date, GC
                         ----------------
shall cause all liens, claims, encumbrances, security interests, options, charges or restrictions of any kind on IPC Inc. Shares to be released.

          SECTION 7.21.  Foreign Operations. If the Closing shall have occurred
                         ------------------
but a consent of the anti-trust authority in a jurisdiction in which the IPC Entities conduct immaterial operations has not been obtained by the Buyer, the Sellers and their respective Affiliates shall continue to conduct the business in that jurisdiction in the ordinary course of business consistent with past practice on behalf of the Buyer until such time as such consent shall have been obtained.

          SECTION 7.22.  Connecticut Transfer Act. In addition to and not in
                         ------------------------
limitation of the Sellers' covenants contained in Article VII, the Sellers will take all actions necessary to comply with Section 22a-134 through 22a-134e of the Connecticut General Statutes (the "Connecticut Transfer Act") to the extent
                                       ------------------------
applicable as a result of any transfer effectuated by this Agreement, including, making all required filings and notifications, completing all required declarations, certifications and environmental assessments and conducting any required investigative and remedial activities.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING
                              ---------------------

          SECTION 8.1.   Conditions to Obligation of the Buyer. The obligation
                         -------------------------------------
of the Buyer to consummate the Closing is subject to the reasonable satisfaction (or waiver by the Buyer) on and as of the Closing Date of each of the following conditions:

          (a) (i) Each Seller shall have performed and satisfied in all material respects each of its agreements and obligations set forth in this Agreement (other than Section 7.22) required to be performed and satisfied by it on or prior to the Closing Date; (ii) the representations and warranties of each Seller contained in this Agreement shall be complete and correct in all material respects (other than Section 5.5 which shall be true and correct in all respects) at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are made as of a specific date shall be complete and correct in all material respects only as of such date; and (iii) the Buyer shall have received a certificate signed by an authorized officer of each Seller to the foregoing effect.

          (b) The waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have been terminated or shall have expired and all material Consents of and Filings with any Governmental Entity disclosed on
Schedule 4.3 or which are required for or in connection with the execution and delivery by the Buyer of this Agreement necessary for the consummation by the Buyer of the transactions contemplated by this Agreement shall have been obtained or made.

          (c) No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint or prohibition preventing the purchase and sale contemplated hereby or the consummation of the transactions to be effected by the Buyer at the Closing shall be in effect.

          (d) The Buyer shall have received the written resignations, effective as of the Closing Date, of such directors of the IPC Entities as are requested in writing by the Buyer not fewer than ten days prior to the date of satisfaction or waiver of the other conditions set forth in this Article VIII.

          (e) The Sellers shall have delivered the Audited Financial Statements and EBITDA as calculated based on the Audited Financial Statements for each period presented shall be substantially similar to EBITDA calculated based on the Financial Statements for each period presented; provided, that, if EBITDA
                                                    --------
calculated based on the Audited Financial Statements for any period presented is greater than the EBITDA for that period calculated based upon the Financial Statements, the EBITDA calculated based on the Audited Financial Statements need not be substantially similar to the EBITDA for that period calculated based upon the Financial Statements; provided further that EBITDA calculated based on the
                          -------- -------
Audited Financial Statements for all periods presented shall be adjusted to take into account the exceptions set forth on Schedule 5.4(c) so that EBITDA calculated based on the Financial Statements and EBITDA calculated based on the Audited Financial Statements shall be calculated on a consistent basis.

          (f) The Buyer shall have received the financing in accordance with the terms of the Commitment Letters (as such terms may be amended, supplemented or otherwise modified in accordance with the terms thereof).

          (g) The Buyer shall have received a certificate signed by an authorized officer of GC North America that sets forth the amount outstanding as of the Closing Date of the IPC Guaranteed Debt and the amount outstanding as of the Closing Date of liabilities incurred by the Sellers and their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by the IPC Contract Guarantees.

          SECTION 8.2.  Conditions to Obligation of the Sellers. The obligations
                        ---------------------------------------
of each Seller to consummate the Closing are subject to the reasonable satisfaction (or waiver by such Seller) of each of the following conditions:

          (a) (i) The Buyer shall have performed and satisfied in all material respects each of its agreements and obligations set forth in this Agreement required to be performed and satisfied by it on or prior to the Closing Date;
(ii) the representations and warranties of the Buyer contained in this Agreement shall be complete and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are made as of a specific date shall be complete and correct in all material respects only as of such date; and (iii) each of the Sellers shall have received a certificate signed by an authorized officer of the Buyer to the foregoing effect.

          (b) The waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have been terminated or shall have expired and all material Consents of and Filings with any Governmental Entity disclosed on
Schedule 4.3 or which are required for or in connection with the execution and delivery by the Sellers of this Agreement necessary for the consummation of the transactions by the Sellers contemplated by this Agreement shall have been obtained or made.

          (c) No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint or prohibition preventing the purchase and sale contemplated hereby or the consummation of the transactions to be effected by the Sellers at the Closing shall be in effect.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

          SECTION 9.1.  Indemnification by the Sellers Other than for Tax
                        -------------------------------------------------
Matters. Subject to the other provisions of this Article IX, following the
-------
Closing, each Seller shall, severally but not jointly, indemnify the Buyer and its respective Affiliates and their officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other special, punitive or consequential damages) (other than any such items relating to Taxes, for which the agreed-upon indemnification provisions are set forth in Section 9.4), (i) arising from any breach on the part of such Seller of any representation or warranty contained in Articles IV and V (other than those contained in Section 5.11, for which the agreed-upon indemnification provisions are set forth in
Section 9.4); provided that, for the purposes of this Section 9.1(i), references to materiality or Material Adverse Effect in Articles IV and V shall be disregarded in determining whether any such breaches shall have occurred, (ii) arising from any breach on the part of such Seller of any covenant made by such Seller contained in this Agreement, (iii) with respect to any IPC Contract Guarantee or IPC Guaranteed Debt or (iv) with respect to any IXnet Restructuring Action.

          SECTION 9.2.  Indemnification by the Buyer. Subject to the other
                        ----------------------------
provisions of this Article IX, following the Closing, the Buyer shall indemnify the Sellers and their respective Affiliates and their respective officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other special, punitive or consequential damages) (i) arising from any breach on the part of the Buyer of any representation, warranty or covenant made by it contained in this Agreement or (ii) with respect to any Global Crossing Guaranteed Debt.

          SECTION 9.3.  Indemnification Procedures for Claims Other than Tax
                        ----------------------------------------------------
Matters. (a) Any party seeking indemnification (the "Indemnified Party") shall
-------                                              -----------------
give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnifying Party") under this Article IX a notice (a
                        ------------------
"Claim Notice") describing in reasonable detail the facts giving rise to the
 ------------
claim for indemnification under this Article IX and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement in connection herewith upon which such claim is based. In the event that a Claim Notice relates to a claim or demand asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, deliver a Claim Notice to the Indemnifying Party with respect to such claim or demand; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 15 days from the personal delivery or mailing of a Claim Notice (the "Notice Period") with respect to a third-party
                                -------------
claim or demand to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand.

          (b) All costs and expenses incurred by the Indemnifying Party in defending against a third-party claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such third-party claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. In the event the Indemnifying Party elects to direct such defense, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

          (c) If any Indemnified Party desires to participate in any such defense against such a third-party claim or demand it may do so at its sole cost and expense. The Indemnified Party shall not settle a third-party claim or demand for which it seeks or may seek to be indemnified by the Indemnifying Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand (so long as it is a claim or demand in respect of which indemnification is available hereunder) or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during Normal Business Hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party.

          (d) (i) Notwithstanding anything in this Agreement to the contrary, the following procedures exclusively govern any claim for indemnification Buyer may assert regarding Environmental Laws or Hazardous Materials under this Agreement ("Environmental Claim").
            -------------------

          (ii) If the Buyer receives notice of any order, directive, decree, demand, notice of potential liability, or complaint by any governmental authority or other third party, or the commencement of any action, proceeding or investigation by any governmental authority or other third party, or becomes aware of any other events or conditions other than a third-party claim, in each case that may result in any Environmental Claim, Buyer shall provide to the Sellers a Claim Notice in accordance with Section 9.3(a), which shall be subject to Section 9.3(a) except for the last sentence thereof. Failure of the Buyer to give notice pursuant to this Section 9.3(d)(ii) shall not relieve the Sellers of their obligations, except to the extent that the Sellers are actually prejudiced by such failure.

          (iii) With respect to any Environmental Claim concerning conditions of any of the Assets or any property owned, leased or operated by any of the IPC Entities, within thirty (30) days of providing the Claim Notice referred to in subsection (ii) of this Section 9.3(d), the Buyer shall elect whether to assume the defense or control of the Environmental Claim described therein. If the Buyer elects to assume the defense or control (including the planning or implementation of any investigation, remediation or other response action) of the Environmental Claim, the Buyer shall, without prejudice to any of the Buyer's rights hereunder, defend or control the Environmental Claim at the Sellers' expense, subject to all limitations and defenses available to Sellers. If the Buyer does not respond within such 30-day period or responds during such 30-day period but elects not to assume the defense or control of the Environmental Claim, then the Sellers shall be obligated to defend or control the Environmental Claim, subject to all limitations and defenses available to Sellers.

          (iv) With respect to any Environmental Claims other than those referred to in Section 9.3(d)(iii), within thirty (30) days of receiving from Buyer a Claim Notice in accordance with Section 9.3(d)(ii), the Sellers shall elect whether to assume the defense or control of the Environmental Claim described in the Claim Notice. If a Seller elects to assume the defense or control (including the planning or implementation of any investigation, remediation or other response action) of the Environmental Claim, the Seller shall, without prejudice to any of the Buyer's rights hereunder, defend or control the Environmental Claim at its own expense, subject to all limitations and defenses available to Sellers. If the Seller does not respond within such 30-day period or responds during such 30-day period but elects not to assume the defense or control of the Environmental Claim, then the Buyer shall be obligated to defend or control the Environmental Claim.

          (v) The party controlling the defense or conduct of an Environmental Claim pursuant to this Section 9.3(d) (the "Controlling
                                                               -----------
     Party") shall exercise such defense or conduct in a commercially reasonable
     -----
     manner (without regard to the availability of indemnification hereunder) and the non-controlling party (the "Non-controlling Party") shall be
                                         ---------------------
     consulted in relation to such control and defense. The Controlling Party and the Non-controlling Party shall exchange information and otherwise cooperate in order to facilitate the expeditious and cost-effective resolution of each Environmental Claim. The Non-controlling Party shall be given a reasonable opportunity (a) to attend any material site visits or meetings; (b) to comment in advance on any instructions, scope of work, specifications, proposals, statements, reports, filings, or other material documents or correspondence; and (c) to attend and inspect the carrying out of any investigative or remedial activities. The written consent of the Non-controlling Party shall be obtained before the Controlling Party agrees to, makes or offers any settlement. Such consent shall not be unreasonably withheld, conditioned, or delayed.

          (vi) Buyer shall cooperate, and shall cause the IPC Entities to cooperate, in effectuating any assignment to the Sellers of any rights to recovery on any Environmental Claim as any of them may have against any other Person, and in such Sellers realizing such rights.

          SECTION 9.4. Tax Indemnification. (a) Following the Closing, GC, on
                       -------------------
behalf of itself, (in the case of a liability regarding IPC Inc. and its Subsidiaries or IPC Trading Systems and its Subsidiaries (if any)) shall indemnify the Buyer and its Affiliates (including IPC Inc. and its Subsidiaries and IPC Trading Systems and its Subsidiaries (if any)) and each of their respective officers, directors, employees, agents and other representatives and hold them harmless from (i) any breach on the part of GC of any representation or warranty contained in Section 5.11 hereof, (ii) all liability for Taxes of IPC Inc. and its Subsidiaries and of IPC Trading Systems and its Subsidiaries (if any) for all Pre-Closing Tax Periods (including any liability for Taxes arising from the IXnet Restructuring Actions prior to the Closing), and (iii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or any similar provision of state, local or foreign law) for Taxes of GC North America or any of its Affiliates or any other entity which is or has been affiliated with IPC Inc. and its Subsidiaries (other than IPC Inc. and its Subsidiaries) or for the Taxes of any Person for which IPC Inc. or any of its Subsidiaries is liable as a result of being a transferee or successor, by contract or otherwise. Following the Closing, Asia GC, on behalf of itself and Saturn, on behalf of itself (in each case regarding a liability of IPC Trading Systems and its Subsidiaries (if any)) shall indemnify the Buyer and its Affiliates (including IPC Trading Systems and its Subsidiaries (if any)) and each of their respective officers, directors, employees, agents and other representatives and hold them harmless from (i) any breach on the part of Asia GC or Saturn, as the case may be, of any representation or warranty contained in Section 5.11 hereof, (ii) all liability for Taxes of IPC Trading Systems and its Subsidiaries (if any) for all Pre-Closing Tax Periods and (iii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or any similar provision of state, local or foreign law) for Taxes of Saturn or any of its Affiliates or any other entity which is or has been affiliated with IPC Trading Systems (other than IPC Trading Systems and its Subsidiaries (if any)) or for the Taxes of any Person for which IPC Trading Systems and its Subsidiaries (if any) is liable as a result of being a transferee or successor, by contract or otherwise. Following the Closing, GC North America, on behalf of itself, (in the case of a liability regarding IPC Inc. and its Subsidiaries) shall indemnify the Buyer and its Affiliates (including IPC Inc. and its Subsidiaries) and each of their respective officers, directors, employees, agents and other representatives and hold them harmless from (i) any breach on the part of GC North America of any representation or warranty contained in Section 5.11 hereof, (ii) all liability for Taxes of IPC Inc. and its Subsidiaries for all Pre-Closing Tax Periods (including any liability for Taxes arising from the IXnet Restructuring Actions prior to the Closing), and (iii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or any similar provision of state, local or foreign law) for Taxes of GC North America or any of its Affiliates or any other entity which is or has been affiliated with IPC Inc. and its Subsidiaries (other than IPC Inc. and its Subsidiaries) or for the Taxes of any Person for which IPC Inc. or any of its Subsidiaries is liable as a result of being a transferee or successor, by contract or otherwise.

          (b) Following the Closing, the Buyer shall, and shall cause each of the Companies to, indemnify GC, Asia GC, GC North America and its Affiliates and Saturn and its Affiliates, as applicable, and each of their respective officers, directors, employees, and agents and hold them harmless from (i) all liability for Taxes of the Companies for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case the Buyer's indemnity will cover only that portion of any such Taxes that are not attributable to the Pre-Closing Tax Period).

          (c) For purposes of allocating liability for Taxes to the Pre-Closing Tax Period:

          (i)    real, personal and intangible property Taxes ("property Taxes")
                                                                --------------
     of each of the IPC Entities for a Straddle Period shall be equal to the amount of such property Taxes of such IPC Entity for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

          (ii) the income Taxes of each of the IPC Entities for any taxable period or portion of a taxable period that is in the Pre-Closing Tax Period shall be computed as if such taxable period or portion of a taxable period ended as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any of the IPC Entities holds a beneficial interest shall be deemed to terminate at such time).

          (iii) All other taxes (other than those specified in clause (i) and (ii)) shall accrue in accordance with generally accepted accounting principles in the United States.

          (d) All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the relevant party.

          (e) Procedures Relating to Indemnification of Tax Claims. If a claim
              ----------------------------------------------------
shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to a party (the "First Party"), one of its Affiliates or any
                                   -----------
of their respective officers, directors, employees, agents or representatives pursuant to this Section 9.4, the First Party shall promptly and in any event no more than 30 days following the First Party's receipt of such claim, give notice to the other party (the "Second Party") in writing of such claim (a "Tax
                         ------------                                ---
Claim"); provided, however, that failure to give such notice shall not affect
-----    --------  -------
the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          With respect to any Tax Claim relating to any Pre-Closing Tax Period or any Straddle Period, the applicable Seller shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed (with its own funds) and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner;

provided, however, that to the extent that the settlement of an issue raised in
--------  -------
such a proceeding could materially affect the liability for Taxes of Buyer or an IPC Entity for any period ending after the Closing Date, the applicable Seller shall not settle such issue without the consent of Buyer, which shall not be unreasonably withheld. The applicable Seller shall keep Buyer informed of the progress of any such Tax Claim and proceeding. The Buyer shall control all proceedings with respect to any Tax Claim relating to a taxable period beginning after the Closing Date; provided, however, that to the extent that the
                        --------  -------
settlement of an issue raised in such a proceeding could materially affect the liability for Taxes of the applicable Seller or an IPC Entity for any Pre-Closing Tax Period (or portion thereof), the Buyer shall not settle such issue without the consent of the applicable Seller, which shall not be unreasonably withheld. The Buyer shall keep the applicable Seller informed of the progress of any such Tax Claim and proceeding.

          The Seller, the Buyer, each of the Companies (as applicable) and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax Claim, which cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          SECTION 9.5. Limitations Upon Indemnification. (a) The parties agree
                       --------------------------------
that the remedies provided in this Article IX are the exclusive remedies for any breach of representation or warranty, and for misrepresentation, under this Agreement. Any claim based, in whole or in part, upon any untrue or incorrect statement set forth in this Agreement shall be deemed to be a claim for a breach of representation, warranty, or misrepresentation, under this Agreement. Notwithstanding anything in this Article IX to the contrary:

          (i)  No Seller shall be obligated to provide any indemnification under
     Section 9.1(i) unless and until the aggregate amount of one or more occurrences for which such Seller is obligated to provide exceeds the Applicable Basket Amount after which such Seller shall be obligated to pay the entire amount of any such excess which is payable by it pursuant to the provisions of Section 9.1(i); provided that in calculating whether the Applicable Basket Amount has been obtained, only indemnification obligations under Section 9.1(i) in excess of the Applicable Threshold Amount shall be considered; and

          (ii) In no event shall the aggregate liability of any Seller under
     Section 9.1(i) (including, without limitation, the liability of any Seller as set forth in Section 9.5(a)(iii), below) exceed the Applicable Cap Amount.

     Notwithstanding anything set forth herein to the contrary, however, the Sellers shall be obligated to provide indemnification under Section 9.1(i) without regard to whether the aggregate amount of one or more occurrences for which the Sellers shall be obligated to provide indemnification exceeds either the Applicable Basket Amount or the Applicable Threshold Amount in the event any Seller's obligation arises as a result of a breach on the part of any member of GC's Controlled Group (other than any IPC Entity) of any representation or warranty contained in Section 5.10(b)(iii) or Section 5.10(c)(i) hereof, but only if such representation or warranty relates to any liability of any member of GC's Controlled Group in respect of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA, other than any such benefit plan that is contributed to, sponsored or maintained by any IPC Entity under which any IPC Employee has any present or future entitlements to benefits.

          (b) The representations and warranties in this Agreement (other than those representations and warranties contained in Section 5.11) and the indemnification provisions in this Agreement in respect thereof shall survive the Closing until eighteen months following the Closing Date, at which time they shall terminate; provided, that (i) the representations and warranties made in
                 --------
Sections 4.2, 4.5(a) and 5.2 shall not terminate and shall continue in full force and effect, (ii) the representations and warranties made in Sections 5.10 and 5.11 shall survive until 30 days following the expiration of the applicable statute of limitations (including any extensions thereof) and (iii) the representations and warranties made in Sections 5.12 shall survive the Closing until three years following the Closing Date. The termination of any representation or warranty pursuant to this Section 9.5 shall not affect any claim for breaches of representations or warranties if written notice thereof, in reasonable detail, is given to the breaching party or parties prior to such termination date. The indemnification provisions in this Agreement relating to Taxes shall survive the Closing until ninety days after the expiration of the applicable statute of limitations (including any extensions thereof).

          (c) With respect to any Environmental Claims, in addition to any other limitations that may apply, Buyer shall not be entitled to recovery for any Environmental Costs to the extent resulting from or increased by: (i) a change in the nature of the use of, or the level of activity at, the property that is the subject of the Environmental Claim from the manner in which such property is used as of the date hereof; or (ii) any change in any Environmental Law after the Closing Date. "Environmental Costs" means any actual or potential investigation, clean up, remediation, removal, or other response costs, expenses, losses, liabilities or obligations, payments, damages, civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to Environmental Law. For the avoidance of doubt, it is agreed that Buyer's rights to indemnification under this Agreement shall constitute Buyer's sole and exclusive remedy against Sellers with respect to any Environmental Costs or any other loss, liability, third-party claim, damage or expense of any kind arising out of any Environmental Laws or with respect to Hazardous Substances which Buyer may sustain or incur or to which Buyer may become subject resulting from or arising out of this Agreement, the transactions contemplated hereby, or any assets or operations acquired hereunder; and Buyer hereby waives, on behalf of itself and its Affiliates and of any of their officers, directors, employees, stockholders, agents and representatives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action any of them may now or hereafter have against any of the Sellers or any of their officers, directors, employees, stockholders, agents or representatives with respect any such loss, liability, third-party claim, damage, or expense.

          SECTION 9.6. Computation of Indemnifiable Losses. Any amount payable
                       -----------------------------------
pursuant to this Article IX shall be decreased to the extent of (a) with respect to any payment made relating to a liability of any foreign subsidiary of IPC Inc., or with respect to a liability of IPC Trading Systems, any net reduction in Tax liability actually realized by the indemnified party that arises in connection with the payment or incurrence of an indemnifiable loss and (b) any insurance proceeds received or receivable by the indemnified party in respect of an indemnifiable loss. If an Indemnified Party receives a payment with respect to a liability of a foreign subsidiary of IPC Inc. or with respect to a liability of IPC Trading Systems in accordance with this Article IX that when paid is not reduced under the preceding sentence, and if in the same or another taxable year a net reduction in Tax liability is actually realized, then such Indemnified Party shall promptly pay to the party making such payment under this Article IX, at the time of such realization, the amount of such net reduction in Tax liability.

          SECTION 9.7. Scope of Representations and Warranties. Notwithstanding
                       ---------------------------------------
anything contained in Articles IV and V or any other provision of this Agreement, it is the explicit intent of each party hereto that each Seller is not making any representations or warranties whatsoever, express or implied, except those representations and warranties of such Seller set forth in Articles IV and V.

          SECTION 9.8. Application of Holdback Account. To the extent the Buyer
                       -------------------------------
is entitled to withdraw funds from the Holdback Account as a result of any payments to third parties with respect to any of the matters set forth in Sections 3.3(i), (ii) and (iii), the Buyer shall not be entitled to claim indemnification from the Sellers for such matters pursuant to this Article IX.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

          SECTION 10.1. Termination. (a) Notwithstanding anything to the
                        -----------
contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing (i) by mutual written consent of the parties hereto, (ii) by the Sellers, (x) in the event Sellers comply with their obligations under Section 7.18, after December 31, 2001 or (y) if the Sellers do not comply on a timely basis with their obligations under Section 7.18, after the later of (x) January 31, 2002 or (y) thirty days after the Sellers deliver all of the Audited Financial Statements required by Section 7.18.; (iii) by the Buyer, after January 31, 2002; (iv) by the Sellers if, as a result of action or inaction by the Buyer, the Closing shall not have occurred on or prior to the date that is 10 business days following the date on which all of the conditions to Closing set forth in
Section 8.1 are satisfied or waived or (v) by the Buyer, as a result of action or inaction by the Sellers, the Closing shall not have occurred on or prior to the date that is ten (10) business days following the date on which all the conditions to Closing Set forth in Section 8.1 are satisfied or waived; provided, however, that the party seeking termination pursuant to clauses (ii)
--------  -------
or (iii) above is not in breach in any material respects of any of its representations, warranties, covenants or agreements contained in this Agreement

          (b) In the event of termination by any party hereto pursuant to this
Section 10.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, the Buyer shall promptly return to the Sellers and their respective Affiliates all documents and other material received from or on behalf of such Persons relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 10.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) this Section 10.1, (ii) Section 12.7 relating to publicity and
(iii) Section 7.5 regarding certain expenses, and provided that the provisions of the Confidentiality Agreement shall continue in full force and effect. Nothing in this Section 10.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

          SECTION 10.2. Amendments and Waivers. This Agreement may not be
                        ----------------------
amended except by an instrument in writing signed on behalf of each of the parties hereto. Any of the parties hereto may, by an instrument in writing signed on behalf of such party, waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                   ARTICLE XI

                                   TAX MATTERS
                                   -----------

          SECTION 11.1. Tax Matters. The following provisions shall govern the
                        -----------
allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

          (a) Taxable Periods Ending on or Before the Closing Date: The applicable Seller shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns that are required to be filed for or with respect to each IPC Entity for all Taxable Periods ending on or prior to the Closing Date and shall pay all Taxes shown as due on such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior practice except to the extent required by applicable law.

          (b) Taxable Periods Beginning Before and Ending After the Closing
Date:

          (i) The applicable Seller shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for or with respect to each IPC Entity that are required to be filed for Taxable Periods which begin before the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice except to the extent required by applicable law. Seller shall provide to the Buyer copies of all such Returns at least twenty (20) calendar days before such Returns are required to be filed, taking into account all extensions, for the Buyer's approval, which approval shall not be unreasonably withheld. The Buyer shall notify the applicable Seller of any proposed revisions that relate to the Post-Closing Portion (as defined below) of such Returns within fifteen
     (15) calendar days after receipt of such Returns from the applicable Seller. Buyer and the applicable Seller agree to attempt to resolve in good faith any dispute concerning the reporting of any item on such Return. In the event Buyer and the applicable Seller are unable to resolve such dispute, such Seller shall determine the final form of such Return without prejudice to such Buyer's right to dispute the amount of the Post-Closing Portion of such Tax, and Buyer and the applicable Seller shall select an independent public accounting firm to determine such amount, and agree that the decision of such firm shall be binding and conclusive on both Buyer and the applicable Seller. If Buyer does not dispute the amount of the Post-Closing Portion of any Tax, based on the amount shown to be due on any Tax Return prepared pursuant to this paragraph (A), it shall pay that amount. If Buyer does dispute the amount of the Post-Closing Portion of any Tax, and such dispute is not resolved prior to the time that the Tax is required to be paid, Buyer shall pay the undisputed portion of such Tax to the applicable Seller. In either case, such amount shall be paid by Buyer to the applicable Seller no later than three (3) calendar days prior to the date on which Taxes are required to be paid with respect to such periods. In the event that any dispute regarding the Post-Closing Portion of such Taxes is resolved following the date on which Taxes are paid with respect to such period, and Buyer's liability, as so determined, exceeds the amount previously paid by Buyer hereunder, Buyer shall make an additional payment equal to such excess, together with interest thereon at the Applicable Rate.

          (ii) For purposes of this Section 11.1, in the case of any Taxes for a Taxable Period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Taxable Period beginning on the day after the Closing Date (the "Post-Closing Portion")
                                                       --------------------
     shall be determined as prescribed in Section 9.4(c).

          (c) Refunds and Credits. Any Tax refunds and any amounts credited against Tax that are actually realized by or with respect to an IPC Entity that relate to Pre-Closing Tax Periods (other than as are attributable to Tax Assets of an IPC Entity arising after the Closing Date) shall be for the account of the applicable Seller, and Buyer shall pay over to such Seller the net amount of any such refund or credit within fifteen (15) days after receipt of such refund or utilization of such credit.

          (d) Tax Assets. Buyer may, at its option, cause any IPC Entity to elect, where permitted by applicable law, to carry forward any Tax Asset arising in a Post-Closing Tax Period that would, absent such election, be carried back to a Pre-Closing Tax Period in which such member was included in a consolidated, combined or unitary Tax return filed by Seller or any of its Affiliates.

          (e) The applicable Seller, each Company (and its Subsidiaries, if applicable) and the Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. The Buyer and the Sellers recognize that the Sellers and their respective Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Companies to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, the Buyer agrees, and agrees to cause each of the Companies, (i) to use its reasonable efforts to properly retain and maintain such records for 6 years from the Closing Date and (ii) to allow the Sellers and their respective agents and other representatives (and agents or other representatives of any of their respective Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as the Sellers may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the Sellers' expense. Unless otherwise required by law, none of the Buyer or any of the Companies (nor any transferee) shall file or cause to be filed any amended Tax Return of any of the Companies for any taxable period ending on the Closing Date without the prior written consent of the applicable Seller, which consent shall not be unreasonably withheld.

          (f) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby shall be shared equally by the Buyer and the Sellers, and the Sellers and the Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws. Notwithstanding anything to the contrary in the foregoing sentence, all transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest or additions to Tax) incurred in connection with the IXnet Restructuring Actions shall be paid by GC North America.

          (g) GC North America shall deliver to the Buyer at the Closing a certificate complying with the Code and Treasury Regulations, in form and substance satisfactory to the Buyer, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under
Section 1445 of the Code.

          (h) Any Tax sharing agreement between any Seller or any Affiliate of a Seller, on the one hand, and any of the Companies or Subsidiaries on the other hand, shall be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such tax sharing agreement.

          (i) The applicable Seller and the Buyer agree to treat any amounts payable pursuant to Article IX as an adjustment to the Purchase Price, unless a final "determination" (within the meaning of Section 1313 of the Code or any analogous provision of state, local or foreign law) causes any such payment not to be treated as an adjustment to the Purchase Price for Federal income tax purposes.

          (j) GC North America will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding election under state and local Tax law) with respect to the purchase of the IPC Inc. Shares hereunder (the "Elections"). The Election shall apply to IPC Inc. and any Subsidiary of
      ---------
IPC Inc. that is a domestic corporation within the meaning of Section 7701(a)(4) of the Code (a "Domestic Subsidiary"). GC and GC North America shall reasonably
                -------------------
cooperate with Buyer to take all actions necessary and appropriate (including, timely preparing and filing such additional forms, Tax Returns, elections, schedules and other documents separately or jointly with Buyer) as may be required to effect and preserve timely Elections in accordance with Section 338(h)(10), and the regulations promulgated thereunder, and any corresponding provisions of state, local or foreign Tax Law. GC and GC North America shall report the purchase by Buyer of the IPC Inc Shares in a manner consistent with the Section 338(h)(10) Elections and shall take no position inconsistent therewith in any Tax Return or Tax audit or otherwise.

          (i) GC and GC North America shall prepare and deliver to the Buyer, prior to the Closing, a validly executed IRS form 8023 (and, as applicable, analogous forms required pursuant to state or local Tax Law) providing for an Election with respect to the purchase and sale of the IPC Inc. Shares (and of any Domestic Subsidiary), with such portions of the forms as relate to IPC Inc. (and of any Domestic Subsidiary) and GC and GC North America properly completed. The Buyer shall be responsible for the filing of such forms and such forms shall not be filed until the Final Allocation has been resolved in accordance with Section 11.1(j)(ii) below.

          (ii) The Buyer shall reasonably determine the "modified aggregate deemed sales price" ("MADSP") of the assets of IPC Inc. (and any Domestic
                           -----
     Subsidiary of IPC Inc.) and shall reasonably allocate the MADSP of IPC Inc. among the assets of IPC Inc. (and any Domestic Subsidiary of IPC Inc.) and other relevant items in each case in accordance with Section 338 and the regulations promulgated thereunder, and any comparable provisions of state or local law, as appropriate (the "Preliminary Allocation"). Such
                                        ----------------------
     Preliminary Allocation shall be set forth on a schedule to be prepared by the Buyer and delivered to GC North America within 135 days of the Closing. GC North America shall have 30 days to review and comment on such Preliminary Allocation. If in such period, GC North America disputes the Preliminary Allocation and, if Buyer and Seller cannot agree on an allocation within 15 days after the termination of the Seller's review period, such dispute shall be submitted to an Arbitrator provided that the Buyer's allocation shall be upheld unless the Arbitrator determines it to be unreasonable. If the Preliminary Allocation is submitted to an Arbitrator, it shall be adjusted to reflect all agreed upon changes and the resolution of all disputed items by the Arbitrator, (such allocation as adjusted either as a result of negotiation between the parties or as a result of the Arbitrator's decision, the "Final Allocation"). GC North
                                               ----------------
     America and the Buyer (x) shall be bound by, (y) shall file all Tax Returns on a basis consistent with, and (z) shall take no position in any Tax Return or Tax audit or otherwise which is inconsistent with the Final Allocation.

          (k) Buyer shall be permitted to make elections pursuant to Section 338(g) of the Code with respect to any IPC Entity that is a foreign corporation.

          (l) In the event that the Closing does not occur prior to December 26, 2001, then on or prior to December 31, 2001, (i) at Buyer's election (the "LLC Election"), GC North America shall cause IPC Inc. to convert to a Delaware
 ------------
Limited Liability Company ("IPC LLC"), pursuant to ss.266 of the Delaware
                            -------
General Corporation Law and ss.18-214 of the Delaware Limited Liability Company Act (the "Acts") and pursuant to an LLC agreement (the "LLC Agreement") that has
          ----                                          -------------
been approved by Buyer (which approval shall not be unreasonably withheld) and which shall require that an election pursuant to Section 754 of the Code be made for its first taxable year (which election shall remain in effect on the Closing
Date), (ii) if Buyer has made the LLC Election, then at Buyer's further election, GC North America shall then cause all the domestic subsidiaries of IPC Inc. to convert to limited liability companies pursuant to the Acts which shall thereafter be treated as disregarded entities for federal, and to the extent permitted by applicable law, state and local tax purposes, (iii) if the LLC Election has been made, GC North America shall then transfer 50% of the interests (the "50% Interest") in IPC LLC to a Delaware corporation that is a
                ------------
newly formed wholly owned Subsidiary of GC North America which has carried on no activities prior to receiving the 50% Interest, and (iv) at the Closing, Buyer and/or one or more of its Affiliates shall acquire all of the interests in IPC LLC rather than the IPC Inc. Shares and the other provisions of this Agreement shall be reasonably adjusted as is necessary to conform to the changes required by this Section 11.1(l) (clauses (i), (ii), (iii) and (iv) collectively, the "Alternative Structure"). GC and its Affiliates agree to treat IPC LLC as a
 ---------------------
partnership for federal, state and local tax purposes (to the extent permitted by applicable law), will take no action inconsistent therewith or that could reasonably be expected to cause IPC LLC to be treated other than as a partnership for such purposes (unless otherwise required by applicable law) and will file all relevant Tax Returns on that basis. GC and its Affiliates agree that all IXnet Restructuring Actions shall be completed prior to any LLC Election. The reasonable legal and accounting costs incurred in carrying out the Alternative Structure shall be shared equally by the Buyer and the Seller. Notwithstanding anything to the contrary in this Agreement, if, on or prior to December 26, 2001, all of the conditions in Section 8.1 of this Agreement, other than Section 8.1(f), have been satisfied ("Section 8.1 Compliance"), Buyer shall
                                           ----------------------
pay any Incremental Taxes (as defined below) caused by the Alternative Structure. For these purposes, Incremental Taxes shall mean the difference between (i) the Taxes arising under the Alternative Structure and (ii) the Taxes that would have been paid by GC North America had the LLC Election not been made and the sale of the IPC Inc. Shares was consummated on the Closing Date in accordance with the provisions of this Agreement, and as if an Election (as defined in Section 11.1(j) of this Agreement) had been made by Buyer and Seller. If there has not been Section 8.1 Compliance, Sellers shall pay any Incremental Taxes. Prior to December 26, 2001, Buyer and Seller shall in good faith calculate an estimate of the Incremental Taxes.


                                  ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

          SECTION 12.1. Notices. All notices, requests and other communications
                        -------
hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

          (a)  if to the Buyer, to:

                   GS Capital Partners 2000, L.P.
                   c/o Goldman, Sachs & Co.
                   85 Broad Street, 10/th/ Floor
                   New York, NY 10004
                   Attention: David J. Greenwald, Esq.
                   Fax: (212) 357-5505

                   with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Attention: Jeffrey Bagner, Esq.
               Fax: (212) 859-8000

          (b) if to the Sellers, to:

               Global Crossing Ltd.
               360 North Crescent Drive
               Beverly Hills, CA  90210
               Attention: General Counsel
               Fax: (310) 281-5820

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attention:  Rhett Brandon and Alan M. Klein, Esq.
               Fax: (212) 455-2502

                    and

               Asia Global Crossing Ltd.
               360 North Crescent Drive
               Beverly Hills, CA 90210
               Fax:   (310) 499-7504
               Attn:  General Counsel

               with a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               1825 "Eye" Street, N.W.
               Washington, D.C. 20006
               Fax:   (202) 835-7586
               Attn:  Glenn S. Gerstell, Esq.

Each such notice, request or other communication shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by telefax, receipt confirmed (with a confirmation copy to be sent by first class mail; provided that the failure to send such confirmation copy shall not prevent such telefax notice from being effective). Each such notice, request or communication shall be effective (i) if mailed, three days after mailing at the address specified in this Section 12.1 (or in accordance with the latest unrevoked written direction from such party), (ii) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 12.1 (or in accordance with the latest unrevoked written direction from the receiving party) and (iii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 12.1 (or in accordance with the latest unrevoked written direction from the receiving party), and the appropriate confirmation is received.

          SECTION 12.2. Severability. The provisions of this Agreement shall be
                        ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 12.3. Counterparts. This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

          SECTION 12.4. Entire Agreement; No Third Party Beneficiaries. This
                        ----------------------------------------------
Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as set forth in Sections 9.1 and 9.2, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided that nothing herein shall be construed to modify or supersede the Confidentiality Agreement, it being understood that such Confidentiality Agreement shall continue to be in full force and effect notwithstanding the execution or termination of this Agreement.

          SECTION 12.5. Governing Law. This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of New York.

          SECTION 12.6. Consent to Jurisdiction. Each of the parties hereto
                        -----------------------
irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 12.7. Publicity. None of the parties hereto nor their respective
                      ---------
Affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or withdrawn, except as may be required by law or the regulations or policies of any securities exchange, in which case the party required to make the release or statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

        SECTION 12.8. Assignment. Neither this Agreement nor any of the rights
                      ----------
or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties; provided, however, that
                                                         --------  -------
any Seller may assign the rights or obligations hereunder to any of its respective Affiliates if any such Affiliate is the owner of record of any of the Assets described in this Agreement as being owned by such Seller; provided,
                                                                  --------
further, that the Buyer may assign any rights or obligations hereunder to any
-------
Affiliate (provided that such assignment shall not relieve the Buyer from any of its obligations under this Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 12.8 shall be null and void, ab initio.

        SECTION 12.9. Obligations of GS Funds. Notwithstanding anything
                      -----------------------
contained in this Agreement to the contrary, the GS Funds shall be severally liable for the payment of the Purchase Price in the percentages opposite the name of each such GS Fund on the signature page hereto. Other than such liability, no GS Fund shall have any other obligation or liability under this Agreement or in connection with the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                           GLOBAL CROSSING LTD.


                           By:  /s/ C.J. Nash
                                ------------------------------
                                Name: C.J. Nash
                                Title:


                           ASIA GLOBAL CROSSING LTD.


                           By:  /s/ Monte Baier
                                ------------------------------
                                Name: Monte Baier
                                Title:


                           GLOBAL CROSSING NORTH AMERICA HOLDINGS INC.


                           By:  /s/ C.J. Nash
                                ------------------------------
                                Name: C.J. Nash
                                Title:


                           SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED


                           By:  /s/ Monte Baier
                                ------------------------------
                                Name: Monte Baier
                                Title:


                           IXNET HONG KONG LTD.


                           By:  /s/ Monte Baier
                                ------------------------------
                                Name: Monte Baier
                                Title:

                           ASIA GLOBAL CROSSING (SINGAPORE) PTE LTD.

                           By: /s/ Monte Baier
                               ------------------------------
                               Name:
                               Title:


                           GS IPC ACQUISITION CORP.


                           By: /s/ Joseph Gleberman
                               ------------------------------
                               Name: Joseph Gleberman
                               Title:

                           Solely with respect to Section 12.9
                           -----------------------------------

            [56.8476%]     GS CAPITAL PARTNERS 2000, L.P.
                           By: GS Advisors 2000, L.L.C., its general partner


                           By: /s/ Joseph Gleberman
                               ----------------------------
                               Name: Joseph Gleberman
                               Title:


            [20.6562%]     GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                           By: GS Advisors 2000, L.L.C., its general partner


                           By: /s/ Joseph Gleberman
                               -----------------------------
                               Name: Joseph Gleberman
                               Title:


            [2.3761%]     GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG
                          By: Goldman Sachs Management GPGmbH, its general
                          partner


                           By: /s/ Joseph Gleberman
                               ------------------------------
                               Name: Joseph Gleberman
                               Title:

                       [.6897%]    BRIDGE STREET SPECIAL OPPORTUNITIES
                                   FUND 2000, L.P.
                                   By: Bridge Street Special Opportunities 2000, L.L.C., its general partner


                                     By: /s/ Joseph Gleberman
                                         -----------------------------
                                      Name: Joseph Gleberman
                                      Title:


                       [18.0511%]  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
                                   By: GS Employee Funds 2000 GP, L.L.C.,
                                   its general partner


                                      By: /s/ Joseph Gleberman
                                          -----------------------------
                                       Name: Joseph Gleberman
                                       Title:


                       [1.3793%]   STONE STREET FUND 2000, L.P.
                                   By: Stone Street 2000, L.L.C.,
                                   its general partner


                                      By: /s/ Joseph Gleberman
                                          -----------------------------
                                       Name: Joseph Gleberman
                                       Title:

                                   Appendix A
                                   ----------

          As used in the Agreement, the following terms shall have the following meanings:

          "Additional New Working Capital" shall have the meaning set forth in
           ------------------------------
Section 2.4.

          An "Affiliate" of any Person shall mean any other Person that directly
              ---------
or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "AGC Singapore" shall have the meaning set forth in the heading of the
           -------------
Agreement.

          "AGC Singapore Assets" shall have the meaning set forth in Section
           --------------------
2.2(a).

          "AGC Singapore Assets Purchase Price" shall have the meaning and value
           -----------------------------------
determined in accordance with Section 2.5.

          "AGC Singapore Percentage" shall mean the AGC Singapore Assets
           ------------------------
Purchase Price divided by the Purchase Price.

          "Agreed Rate" means the fluctuating prime rate of interest in effect
           -----------
from time to time as published in the "Money Rates" section of The Wall Street Journal (Eastern Edition).

          "Agreement" shall mean the Purchase Agreement dated as of November 16,
           ---------
2001, between the Sellers and Buyer, including the Appendix, Schedules and the Exhibits hereto, as it may be amended from time to time.

          "Applicable Basket Amount" shall mean the following: (a) with respect
           ------------------------
to GC, $3,600,000, (b) with respect to Asia GC, $225,000, (c) with respect to GC North America, an amount equal to the GC North America Percentage multiplied by the Basket Multiplier, (d) with respect to Saturn, an amount equal to the Saturn Percentage multiplied by the Basket Multiplier, (e) with respect to IXnet HK, an amount equal to the IXnet HK Percentage multiplied by the Basket Multiplier and
(f) with respect to AGC Singapore, an amount equal to the AGC Singapore Percentage multiplied by the Basket Multiplier.

          "Applicable Cap Amount" shall mean the following: (a) with respect to
           ---------------------
GC, $118,800,000, (b) with respect to Asia GC, $7,425,000, (c) with respect to GC North America, an amount equal to the GC North America Percentage multiplied by the Cap Multiplier, (d) with respect to Saturn, an amount equal to the Saturn Percentage multiplied by the Cap Multiplier, (e) with respect to IXnet HK, an amount equal to the IXnet HK Percentage multiplied by the Cap Multiplier and (f) with respect to AGC Singapore, an amount equal to the AGC Singapore Percentage multiplied by the Basket Multiplier.

          "Applicable Law" shall mean, with respect to any Person, any domestic
           --------------
or foreign, Federal, state, provincial or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity applicable to such Person or any of their respective properties or assets.

          "Applicable Threshold Amount" shall mean, with respect to an
           ---------------------------
occurrence or series of related occurrences, the following: (a) with respect to GC, $50,000, (b) with respect to Asia GC, $10,000, (c) with respect to GC North America, an amount equal to the GC North America Percentage multiplied by the Threshold Multiplier, (d) with respect to Saturn, an amount equal to the Saturn Percentage multiplied by the Threshold Multiplier, (e) with respect to IXnet HK, $10,000 and (f) with respect to AGC Singapore, $10,000.

          "Assets" shall have the meaning set forth in Section 2.2(a).
           ------

          "Assets Purchase Price" shall have the meaning set forth in Section
           ---------------------
2.2(b).

          "Basket Multiplier" shall mean $3,600,000.
           -----------------

          "Business" shall mean (a) the design, manufacture, installation,
           --------
servicing, consultation and other professional services, and applications, of Turret Systems and (b) the design and implementation of the in-building cabling and infrastructure necessary for customers.

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which commercial banks and foreign exchange markets in London and New York City are authorized or required by law to close.

          "Buyer" shall have the meaning set forth in the heading of the
           -----
Agreement.

          "Cap Multiplier" shall mean $118,800,000
           --------------

          "Cash Balance" shall mean the sum of all (i) cash and cash equivalents
           ------------
on deposit in any bank account, money market account, certificate of deposit or comparable accounts in the name of any IPC Entity, (ii) petty cash held by any IPC Entity and (iii) undeposited checks in the possession of any IPC Entity, in each case at the close of business on the Closing Date; provided that "Cash Balance" shall not include amounts with respect to (A) outstanding checks in which any IPC Entity is the payee, (B) undrawn letters of credit and (C) wire and interbank transfers that have been entered into, but have yet been deducted from, any of the accounts set forth in clause (i) of the preceding sentence.

          "Cash Balance Arbitrator" shall have the meaning set forth in Section
           -----------------------
7.8(d).

          "Cash Balance Disputed Items" shall have the meaning set forth in
           ---------------------------
Section 7.8(d).

          "Cash Balance Objection Notice" shall have the meaning set forth in
           -----------------------------
Section 7.8(c).

          "Cash Balance Resolution Period" shall have the meaning set forth in
           ------------------------------
Section 7.8(b).

          "Cash Balance Review Period" shall have the meaning set forth in
           --------------------------
Section 7.8(c).

                  "Claim Notice" shall have the meaning set forth in Section
                   ------------
9.3(a).

                  "Closing" shall have the meaning set forth in Section 3.1.
                   -------

                  "Closing Date" shall have the meaning set forth in Section
                   ------------
3.1.

                  "Closing Date Balance Sheet" shall have the meaning set forth
                   --------------------------
in Section 2.3(b).

                  "Closing Date Cash Balance" shall have the meaning set forth
                   -------------------------
in Section 7.8(c).

                  "Closing Date Deferred Maintenance Revenue Amount" has the
                   ------------------------------------------------
meaning specified in Section 2.3(b).

                  "Closing Date Net Working Capital Amount" has the meaning
                   ---------------------------------------
specified in Section 2.3(b).

                  "Closing Date Deferred Turret Revenue Amount" has the meaning
                   -------------------------------------------
specified in Section 2.3(b).

                  "Closing Date Work-In-Process" shall have the meaning set
                   ----------------------------
forth in 2.3(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as
                   ----
amended.

                  "Commitment Letters" shall have the meaning set forth in
                   ------------------
Section 6.9.

                  "Company" or "Companies" shall have the meanings set forth in
                   -------      ---------
the recitals to the Agreement.

                  "Confidentiality Agreement" shall mean the Non-Disclosure
                   -------------------------
Agreement, agreed and accepted as of October 12, 2001, among Global Crossing Ltd. and Asia Global Crossing Ltd. and Goldman Sachs & Co.

                  "Connecticut Transfer Act" shall have the meaning set forth in
                   ------------------------
Section 7.22.

                  "Consent" shall have the meaning set forth in Section 4.3.
                   -------

                  The term "control" (including its correlative meanings
                            -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Deferred Maintenance Revenue Adjustment" has the meaning
                   ---------------------------------------
specified in Section 2.4(b).

                  "Deferred Turret Revenue Adjustment" has the meaning specified
                   ----------------------------------
in Section 2.4(e).

                  "Disputed Items" has the meaning specified in Section 2.3(c).
                   --------------

                  "EBITDA" shall mean (i) net income plus (ii) interest expense,
                   ------
net plus (iii) income tax provision and less the income tax benefit plus (iv) depreciation and amortization less (v) extraordinary loss on senior notes plus
(vi) merger costs related to the acquisition of the IPC Entities by GC plus
(vii) restructuring charges plus less (viii) Dividend Income-UK Tax Refund and
(ix) expenses incurred by the IPC Entities in this transaction.

                  "Environmental Claim" shall have the meaning set forth in
                   -------------------
Section 9.3(d)(i).

                  "Environmental Costs" shall have the meaning set forth in
                   -------------------
Section 9.5(c).

                  "Environmental Law" shall have the meaning set forth in
                   -----------------
Section 5.12(d).

                  "ERISA" shall have the meaning set forth in Section 5.10(a).
                   -----

                  "Excess Net Working Capital" shall have the meaning set forth
                   --------------------------
in Section 2.4.

                  "Filing" shall have the meaning set forth in Section 4.3.
                   ------

                  "Financial Statements" shall have the meaning set forth in
                   --------------------
Section 5.4(a).

                  "First Party" shall have the meaning set forth in Section
                   -----------
9.4(e).

                  "GAAP" shall mean United States generally accepted accounting
                   ----
principles consistently applied.

                  "GC North America" shall have the meaning set forth in the
                   ----------------
heading of the Agreement.

                  "GC North America Percentage" shall mean the IPC Inc. Shares
                   ---------------------------
Purchase Price divided by the Purchase Price.

                  "GS Funds" shall have the meaning set forth in the heading of
                   --------
the Agreement.

                  "Global Crossing Leases" shall mean the leases listed on
                   ----------------------
Schedules A and B to the Network and Transition Services Agreement in which GC or any of its Affiliates (other than an IPC Entity) is the lessee.

                  "Governmental Entity" shall mean any Federal, state, foreign,
                   -------------------
provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Hazardous Substances" shall have the meaning set forth in
                   --------------------
Section 5.12(d).

                  "Holdback Amount" shall have the meaning set forth in Section
                   ---------------
3.3.

                  "Holdback Bank" shall have the meaning set forth in Section
                   -------------
3.3.

                  "HSR Act" shall have the meaning set forth in Section 4.3.
                   -------

                  "Indemnified Party" shall have the meaning set forth in
                   -----------------
Section 9.3(a).

                  "Indemnifying Party" shall have the meaning set forth in
                   ------------------
Section 9.3(a).

                   "IPC Contract Guarantees" shall have the meaning set forth in
                    -----------------------
Section 4.9.

                  "IPC Employees" shall have the meaning set forth in Section
                   -------------
5.10(a).

                  "IPC Entities" shall have the meaning set forth in Section
                   ------------
5.4.

                  "IPC Guaranteed Debt" shall have the meaning set forth in
                   -------------------
Section 4.10.

                  "IPC Inc." shall have the meaning set forth in the recitals to
                   --------
the Agreement.

                  "IPC Inc. Shares" shall have the meaning set forth in the
                   ---------------
recitals to the Agreement.

                  "IPC Intellectual Property" shall have the meaning set forth
                   -------------------------
in Section 5.9(a).

                  "IPC Inc. Shares Purchase Price" shall have the meaning and
                   ------------------------------
value determined in accordance with Section 2.5.

                  "IPC Plans" shall have the meaning set forth in Section
                   ---------
5.10(a).

                  "IPC Trading Systems" shall have the meaning set forth in the
                   -------------------
recitals to the Agreement.

                  "IPC Trading Systems Shares" shall have the meaning set forth
                   --------------------------
in the recitals to the Agreement.

                  "IPC Trading Systems Shares Purchase Price" shall have the
                   -----------------------------------------
meaning set forth in Section 2.1(b).

                  "IXnet HK" shall have the meaning set forth in the heading of
                   --------
the Agreement.

                  "IXnet HK Assets" shall have the meaning set forth in Section
                   ---------------
2.2(a).

                  "IXnet HK Assets Purchase Price" shall have the meaning and
                   ------------------------------
value determined in accordance with Section 2.5.

                  "IXnet Percentage" shall mean the IXnet HK Assets Purchase
                   ----------------
Price divided by the Purchase Price.

                  "IXnet Restructuring Actions" shall have the meaning set forth
                   ---------------------------
in Section 7.1.

                  "knowledge" of any Seller or the Sellers shall mean the actual
                   ---------
knowledge of the key persons set forth on Schedule A-1 hereto.

               "Material Adverse Effect" shall mean any change, effect,
                -----------------------
circumstance or event that, individually or in the aggregate, is materially adverse to the business, results of operations, assets or liabilities or financial condition of the IPC Entities taken as a whole, other than as a result of (i) the public announcement of the Sellers' intent to sell the business of the IPC Entities, (ii) changes in prevailing interest rates, (iii) changes in general economic conditions or (iv) changes in the telecommunications manufacturing industry (but not including the turret manufacturing industry).

               "Material Contracts" shall have the meaning set forth in Section
                ------------------
5.8.

               "Network and Transition Services Agreement" shall mean an
                -----------------------------------------
agreement among the Buyer and an Affiliate of the applicable Sellers substantially in the form of Exhibit B attached hereto.

               "Network Services" shall have the meaning set forth in the
                ----------------
Network and Transition Services Agreement.

               "Normal Business Hours" shall mean the hours Monday through
                ---------------------
Friday (other than legal holidays) between 9:00 a.m. and 5:00 p.m., local time.

               "Notice Period" shall have the meaning set forth in Section
                -------------
9.3(a).

               "Objection Notice" shall have the meaning set forth in Section
                ----------------
2.3(b).

               "Person" shall mean any individual, corporation, partnership,
                ------
joint venture, trust, association, organization, Governmental Entity or other entity.

               "Predecessor Company" shall mean the Companies prior to the
                -------------------
acquisition by GC on June 14, 2001.

               "Pre-Closing Tax Period" shall mean all taxable periods ending on
                ----------------------
or before the Closing Date and the portion ending on the Closing Date of any Straddle Period.

               "Preliminary Amounts" has the meaning specified in Section
                -------------------
2.3(a).

               "Preliminary Cash Balance" shall have the meaning set forth in
                ------------------------
Section 7.8(b).

               "Preliminary Closing Date Balance Sheet" has the meaning
                --------------------------------------
specified in Section 2.3(a).

               "Preliminary Closing Date Net Working Capital Amount" has the
                ---------------------------------------------------
meaning specified in Section 2.3(a).

               "Preliminary Deferred Maintenance Revenue Amount" has the meaning
                -----------------------------------------------
specified in Section 2.3(a).

               "Preliminary Deferred Turret Revenue Amount" has the meaning
                ------------------------------------------
specified in Section 2.3(a).

               "Preliminary Transaction Record" shall have the meaning set forth
                ------------------------------
in Section 7.8(b).

               "Preliminary Work-In-Process" shall have the meaning set forth in
                ---------------------------
2.3(a)(ii).

               "Property Taxes" shall have the meaning set forth in Section
                --------------
9.4(b).

               "Purchase Price Adjustment" shall mean the Additional Net Working
                -------------------------
Capital minus the Excess Net Working Capital minus the Deferred Maintenance Revenue Adjustment and minus the Deferred Turret Revenue Adjustment.

               "Purchase Price" shall mean the Assets Purchase Price plus the
                --------------
Shares Purchase Price plus the Additional Net Working Capital minus the Excess Net Working Capital minus the Deferred Maintenance Revenue Adjustment and minus the Deferred Turret Revenue Adjustment.

               "Reference Balance Sheet" shall have the meaning set forth in
                -----------------------
Section 5.4(a).

               "Reference Net Working Capital Amount" shall have the meaning set
                ------------------------------------
forth in Section 2.4.

               "Resolution Period" has the meaning specified in Section 2.3(b).
                -----------------

               "Review Period" has the meaning specified in Section 2.3(b).
                -------------

               "Saturn" shall have the meaning set forth in the heading of the
                ------
Agreement.

               "Saturn Percentage" shall mean the IPC Trading Systems Purchase
                -----------------
Price divided by the Purchase Price.

               "Second Party" shall have the meaning set forth in Section
                ------------
9.4(d).

               "Sellers" shall have the meaning set forth in the heading of the
                -------
Agreement.

               "Sellers' Trademarks" shall have the meaning set forth in Section
                -------------------
7.9.

               "Shares" shall have the meaning set forth in the recitals to the
                ------
Agreement.

               "Shares Purchase Price" shall have the meaning set forth in
                ---------------------
Section 2.1(b).

               "Straddle Period" shall mean any taxable period beginning prior
                ---------------
to and ending after the Closing Date.

               "Subsidiary" shall mean, with respect to any Person, any other
                ----------
Person 50% or more of the voting equity of which is owned, directly or indirectly, by such first Person; provided that, with respect to IPC Inc. only,
                                  -------- ----
the term "Subsidiary" shall not include Global Crossing USA Inc., Global Crossing Holdings USA Inc., IXnet, Inc. or any of their direct or indirect subsidiaries. The parties furthermore acknowledge, consistent with Schedule 5.3, that IPC Trading Systems does not have any Subsidiaries as of the date hereof.

               "Target Cash Amount" shall have the meaning set forth in Section
                ------------------
7.8(a).

               "Tax or Taxes" shall mean all income, profits, franchise, gross
                ------------
receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments imposed by any Tax Authority together with all interest, penalties and additions imposed with respect to such amounts.

               "Tax Asset" means any net operating loss, net capital loss,
                ---------
investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

               "Tax Authority" and "Taxing Authority" shall mean any domestic,
                -------------       ----------------
foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

               "Tax Claim" shall have the meaning set forth in Section 9.4(e).
                ---------

               "Tax Return or Tax Returns" shall mean all returns, declarations,
                -------------------------
reports, claims for refund or information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof filed or to be filed with any Tax Authority in connection with the determination, assessment or collection of Taxes.

               "Threshold Multiplier" shall mean $50,000.
                --------------------

               "Transfer Agreement" shall have the meaning set forth in Section
                ------------------
2.2(b).

               "Turret Systems" shall mean telecommunications equipment and
                --------------
software to enable communications (including voice, video and data) primarily among traders, counterparties and associated support personnel, in each case other than Network Services.

               "WARN" shall have the meaning set forth in Section 7.10(h).
                ----

                              Rules of Construction
                              ---------------------

               References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules and Appendices shall be deemed references to Articles and Sections of, and Exhibits, Schedules and Appendices to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Unless otherwise indicated, references in this Agreement to dollars are to United States dollars.


                                       -i-